ASSET PURCHASE AGREEMENT

THIS  ASSET  PURCHASE  AGREEMENT  (“Agreement”),  dated  as  of  April  5,  2017  is

by   and   between   EncounterCare   Solutions,   Inc.,   a   Delaware   corporation   (“Seller”),   and

HelathDatix,   Inc.,   a   Florida   for   profit   corporation   (“Purchaser”)   and   IGAMBIT   INC.

(“iGambit”), a Delaware corporation.

W I T N E S S E T H:

Seller  is  an  Energy  and  Healthcare  company  that  operates  its  business  through three  divisions,  the  Energy  Division,  the  Healthcare  Technology  Division  and  the  Healthcare

Services  Division.   Its  Healthcare  Technology  Division,  through  its  CyberCare  Health  Network

platform   provides   a FDA   approved   health   wearable   watch   sensor-to-server   IoT   connected

Telemedicine monitoring system (the “CyberCare Health Network Business”).

Purchaser is a wholly owned subsidiary of iGambit.

iGambit is a fully reporting publicly traded company.

The  parties  hereto  wish  to  enter  into  this  Agreement  which  sets  forth  the  terms  and conditions  upon  which  Purchaser  agrees  to  purchase  from  the  Seller  and  the  Seller  agrees  to  sell to  Purchaser,  for  the  consideration  stated  herein,  certain  assets  of  Seller  (other  than  to  the  extent specifically set forth herein) free and clear of all liens, liabilities and encumbrances.

In   consideration   of   the   foregoing   and   of   the   covenants,   agreements,   conditions,

representations  and  warranties  hereinafter  contained,  and  intending  to  be  legally  bound  hereby,

Purchaser, and the Seller hereby agree as follows:

1.

DEFINITIONS.

Unless  otherwise  defined  below  in  this  Section  1,  the  various  capitalized  terms  used  in

this  Agreement  shall  have  the  definitions  ascribed  to  them  herein.   As  used  in  this  Agreement,

the following terms shall have the meanings specified in this Section 1:

“Accounts  Receivable”  means:    (1)  all  trade  accounts  receivable  and  other  rights  to payment  from  customers  of  the  Seller  and  the  full  benefit  of  all  security  for  such  accounts  or rights  to  payment,  including  all  trade  accounts  receivable  representing  amounts  receivable  in respect  of  services  rendered  to  customers  of  the  Seller;  (2)  all  other  accounts  or  notes  receivable of  the  Seller  and  the  full  benefit  of  all  security  for  such  accounts  or  notes;  and  (3)  any  Claim,

remedy or other right related to any of the foregoing.

“Assumed  Liabilities”  means:    (a)  the  total  normal  vendor  and  trade  payables,  capital lease  obligations,  deferred  liabilities,  deferred  revenue,  and  certain  accrued  expenses  as  set  forth on  Schedule  2.2(a),  (b)  all  debt  of  Seller  as  set  forth  on  Schedule 2.2(a), and  (c) all  Liabilities  of

Seller accruing and to be performed, after the Closing Date, as set forth on Schedule 2.2(a) under the  executory  portion  of  each  of  the  Assigned  Contracts  and  any  other  Assets  (e.g.  assigned licenses and leases).

“Assumed Contracts” means all of the Contracts except for the Excluded Contracts.

“Claim”  means  an  action,  suit,  proceeding,  demand,  claim  or  counterclaim  or  legal,

administrative or arbitral proceeding or investigation.

“Contract”   means   all   agreements,   whether   oral   or   written   and   whether   express   or

implied   (whether   legally   binding   or   not),   including   contracts,   contract   rights,   promises,

commitments,   undertakings,   customer   accounts,   orders,   leases,   guarantees,   warranties   and

representations and franchises to which either the Seller is a party.

“Copyrights”  means  all  copyrights  (whether  or  not  registered),  moral  rights,  and  all registrations  and  applications  for  registration  thereof,  as  well  as  rights  to  renew  copyrights,  in each  case  that  are  licensed  by  Seller  and/or  otherwise  used  in  the  CyberCare  Health  Network

Business as currently operated.

“Creditors”  means,  those  parties  to  which  either  Seller  owes  any  one  or  more  of  the liabilities included in the Assumed Liabilities Amount, as set forth on Schedule 2.2(a).

“Excluded  Assets”  means:    (a)  Excluded  Contracts;  (b)  any  of  the  Purchase  Price  (as

defined  in  Section  2.2(a));  (c)  the  minute  books,  seal  and  other  records  having  to  do  with  the organization  of  Seller;  (d)  Seller’s  or  any  of  its  affiliate’s  rights  under  this  Agreement  and  any

Transaction  Document;  (e)  all  Tax   credits,  and   refunds  pertaining  to  Taxes  which  are  not

Assumed  Liabilities  hereunder,  and  all  related  Tax  Returns  and  associated  work  papers;  (f)  all

Employee  Benefit Plans  (as  defined in Section 3.18(a)) and assets held in trust or otherwise by or for the benefit of any current or former employees of Seller under any Employee Plan; and (g) the excluded assets set forth on Schedule 2.1(a).

“Excluded  Contracts”  means  the  Contracts  not  to  be  assigned  by  Seller  pursuant  to  this

Agreement, as set forth on Schedule 3.22.

“Governmental    Authorities”    means     all    agencies,    authorities,    bodies,    boards,

commissions,  courts,  instrumentalities,  legislatures  and  offices  of  any  nature  whatsoever  of  any government,  quasi-governmental  unit  or  political  subdivision,  whether  foreign,  federal,  state,

county, district, municipality, city or otherwise (each, a “Governmental Authority”).

“Intellectual   Property”   means   all  (i)   Patents,   (ii)   Know-how,   (iii)   Trademarks,   (iv)

Copyrights,  (v)  Software  Programs  (including  but  not  limited  to  “off-the-shelf”  shrink-wrap  and click-wrap  software  programs),  in  each  case  that  are  licensed  by  Seller  and/or  otherwise  used  in the  CyberCare  Health  Network  Business  as  currently  operated,  and  (vi)  all  other  intellectual property  rights  and  industrial  property  rights  (of  every  kind  and  nature  throughout  the  universe and  however  designated),  whether  arising  by  operation  of  law,  contract,  license  or  otherwise,  in each  case  that  are  licensed  by  Seller  and/or  otherwise  used  in  the  CyberCare  Health  Network

Business as currently operated.

“Intellectual Property Rights” means, collectively, any and all known or hereafter known tangible  and  intangible  rights  under  patent,  trademark,  copyright  and  trade  secret  laws,  and  any other  intellectual  property,  industrial  property  and  proprietary  rights  worldwide,  of  every  kind and  nature  throughout  the  universe,  however  designated,  whether  arising  by  operation  of  law,

contract, license or otherwise.

“Know-how”  means  any  and  all  product  specifications,  processes,  methods,  product designs,  plans,  trade  secrets,  ideas,  concepts,  inventions,  manufacturing,  engineering  and  other manuals  and  drawings,  physical  and  analytical,  safety,  quality  control,  technical  information,

data, research  records, all  promotional  literature, customer  and  supplier  lists  and similar data and information,  which, in  each  case,  are  licensed  to or owned  by Seller and/or  otherwise  used  in the

CyberCare  Health  Network  Business  as  currently  operated;  and  any and  all  other  confidential  or proprietary  technical  and  business  information  which  are  licensed  to  or  owned  by  Seller  and/or otherwise used in the CyberCare Health Network Business as currently operated.

“Knowledge”  means,  with  respect  to  a  given  matter  the  actual  knowledge  of  the  Seller,

any  officer  thereof,  or  the  knowledge  that  the  Seller,  any  officer  thereof,  should  possess  in  the exercise of reasonable diligence and investigation with respect to the matter.

“Liability”  means   any  direct  or  indirect  indebtedness,  liability,  assessment,  expense,

claim,  loss,  damage,  deficiency,  obligation  or  responsibility,  known  or  unknown,  disputed  or undisputed,  joint  or  several,  vested  or  unvested,  executory  or  not,  fixed  or  unfixed,  choate  or inchoate,  liquidated  or  unliquidated,  secured  or  unsecured,  determinable  or  undeterminable,

accrued  or  unaccrued,  absolute  or  not,  actual  or  potential,  contingent  or  otherwise  (including but not  limited  to  any  liability  under  any  guarantees,  letters  of  credit,  performance  credits  or  with respect to insurance loss accruals).

“Material  Adverse  Effect”  means  any  material  adverse  change  in  or  effect  upon  (a)  the financial  condition,  assets,  liabilities,  or  operations  of  (x)  the  Seller  taken  as  a  whole,  (y)  the

CyberCare  Health  Network  Business  of  the  Seller  and  the  Assets  (taken  as  a  whole),  or  (b)  the ability  of  the  Seller  to  execute,  deliver  and  perform  this  Agreement,  provided  that  none  of  the following  shall  be  deemed  to  constitute, and  none  of  the  following shall  be  taken  into  account  in

determining  whether  there  has  been,  a  Material  Adverse  Effect:    any  adverse  change,  event,

development,  or  effect  arising  from  or  relating  to  (i)  general  business  or  economic  conditions,

including   such   conditions   which   affect   the   CyberCare   Health   Network   Business   industry

generally  (provided  they  do  not  have  a  materially  disproportionate  effect  on  the  Seller,  as  a whole),  (ii)  national  or  international  political  or  social  conditions,  (iii)  financial,  banking,  or securities markets (including any disruption thereof and any decline in the price of any security or any market  index),  (iv)  changes  in  United  States  generally accepted  accounting  principles,  or  (v)

changes  in  law,  rules,  regulations, orders, or other binding directives issued by any governmental authority, provided they do not have a materially disproportionate effect on the Seller.

“Moral  Rights”  means,  collectively,  rights  to  claim  authorship  of  a  work,  to  object  to  or prevent  any  modification  of  a  work,  to  withdraw  from  circulation  or  control  the  publication  or distribution  of  a  work,  and  any similar  rights,  whether  existing under  judicial  or  statutory law  of any country or jurisdiction worldwide, or under any treaty or similar legal authority, regardless of whether such right is called or generally referred to as a “moral right.”

“Patents”   means   all   patents,   patent   disclosures   and   patent   applications   (including,

without   limitation,   all   reissues,   divisions,   continuations,   continuations-in-part,   renewals,   re-

examinations  and  extensions  of  the  foregoing)  owned  by  or  licensed  to  Seller  and/or  otherwise used in the CyberCare Health Network Business as currently operated.

“Permitted Liens” means (i) the Assumed Liabilities, and Liens associated therewith, and

(ii)  with  respect  to  Licensed  Intellectual  Property,  the  rights  held  by  the  applicable  licensors thereof.

“Person”    means    any    individual,    corporation,    joint    venture,    partnership,    limited

partnership,  limited  liability  company,  limited  liability  partnership,  syndicate,  trust,  association,

entity or government or political subdivision, agency or instrumentality of a government.

“Software Programs” shall have the meaning set forth in Section 3.17(f).

“Tangible  Personal  Property”  means  all  machinery, equipment,  tools,  furniture, fixtures and  equipment,  computer  hardware,  supplies,  materials,  leasehold  improvements,  automobiles,

computing  and  telecommunications  equipment  and  other  items  of  tangible  personal  property,  of every kind owned or leased by the Seller and/or otherwise used in the CyberCare Health Network

Business  (wherever  located  and  whether  or  not  carried  on  the  books  of  the  Seller),  together  with any  express  or  implied  warranty  by  the  manufacturers  or  sellers  or  lessors  of  any  item  or component part thereof, and all maintenance records and other documents relating thereto.

“Taxes”  means:    (1)  any  and  all  taxes,  fees,  levies,  duties,  tariffs,  imposts  and  other charges of any kind, imposed by any Governmental Authority or taxing authority, including taxes or  other  charges  on,  measured  by,  or  with  respect  to  income,  franchise,  windfall  or  other  profits,

gross  receipts,  property,  sales,  use,  capital  stock,  payroll,  employment,  social  security,  workers’

compensation,  unemployment  compensation  or  net  worth;  taxes  or  other  charges  in  the  nature  of excise,  withholding,  ad  valorem, stamp, transfer,  value-added  or gains  taxes;  license, registration

and  documentation  fees;  and  customers’  duties,  tariffs  and  similar  charges;  (2)   any Liability for

the  payment  of  any  amounts  of  the  type  described  in  (1) as  a  result  of  being  a  member  of  an affiliated,  combined,  consolidated  or  unitary  group  for  any  taxable  period;  (3) any  Liability  for the payment of amounts of the type described in (1) or (2) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any  Person;  and  (4) any  and  all  interest,  penalties,  additions  to  tax  and  additional  amounts imposed in connection with or with respect to any amounts described in (1), (2) or (3).

“Tax   Return”   means   any   return,   report,   statement,   form   or   other   documentation

(including  any  additional  or  supporting  material  and  any  amendments  or  supplements)  filed  or maintained,  or  required  to  be  filed  or  maintained,  with  respect  to  or  in  connection  with  the calculation, determination, assessment or collection of any Taxes.

“Trademarks”  means  (i)  trademarks,  service  marks,  trade  names,  trade  dress,  labels,

logos   and   all   other   names   and   slogans   used   exclusively  with   any  products   or   embodying

associated goodwill of the CyberCare Health Network Business related to such products, whether or  not  registered,  and  any  applications  or  registrations  therefor,  and  (ii)  any  associated  goodwill incident  thereto;  in  each  case  owned  by  or  licensed  to  Seller  and/or  otherwise  used  in  the

CyberCare Health Network Business as currently operated.

“Transferred  Assets”  means  all  assets  set  forth  on  the  bill  of  sale  to  be  transferred  by

Seller to Purchaser pursuant to Section 2.3(c)(1) and all of the Assumed Contracts.

2.

PURCHASE AND SALE OF ASSETS.

2.1

Transferred  Assets.   On  the  terms  and  subject  to  the  conditions  set  forth  in  this

Agreement, and in reliance upon the covenants, representations and warranties of the Seller at the

Closing (as defined in Section 2.3 hereof), Seller shall sell, convey, assign, transfer and deliver to

Purchaser,  and  Purchaser  shall  purchase  from  Seller,  all  of  Seller’s  right,  title  and  interest  in  and to  the  transferred  assets  free  and  clear  of  any  and  all  Liabilities,  pledges,  liens,  obligations,

claims,    charges,    tenancies,    security    interests,    exceptions    or    encumbrances    whatsoever

(collectively, “Liens”), other than Permitted Liens, all rights and properties of the Seller, of every nature,  kind  and  description  whatsoever,  tangible  and  intangible,  wherever  located  and  as  they

exist  on  the  date  hereof,  (collectively,  the  “Transferred  Assets”).   The  Assets  are  more  fully  set

forth on Schedule 2.1 of the disclosure schedules  attached hereto and include (but  are not limited

to) the following:

2.2.      Purchase Price.

(a)

Purchase  Price  Payable.   In  reliance  on  the  representations  and  warranties

of  the  Seller  and  the  performance  of  the  covenants  and  fulfillment  of  the  conditions  set  forth  in this Agreement, Purchaser will, at the Closing, purchase the Assets from the Seller and in respect

thereof  will,  subject  to   the  provisions  of  this  Agreement,  pay  an  aggregate  purchase  price

(“Purchase Price”) to Seller equal to the sum of the amounts set forth in (1) and (2) below.

(1)

Deliver 60,000,000 of iGambit Inc.’s  Common voting shares to the

Seller, or Seller’s designees at Closing;  and

(2)

Purchaser shall assume the “Assumed Liabilities”

(c)

[Intentionally Omitted]

(d)

Prepaid Items.   Liabilities  for prepaid items attributable to the Assets, such as  real  estate  taxes,  personal  property  taxes,  rent,  fuel,  telephone  or  other  utility  and  service charges,  shall  be  prorated  and  allocated  between  the  Seller  and  Purchaser  as  of  the  close  of business  on  the  Closing  Date,  and  the  amount  of  such  proration  shall  be  a  deduction  or addition,

as the case may be, to the Purchase Price.

(e)

Allocation  of  Purchase  Price.   The  Purchaser  and  the  Seller  hereby  agree

upon  an  allocation  of  the  Purchase  Price  of  the  Acquired  Assets  pursuant  to  Section  1060  of  the

Code  and  the  Income  Tax  Regulations  as  Exhibit  2.2(e).  The  Purchaser  and  the  Seller  hereby agree  to  reflect  such  allocation  on  IRS  Form  8594  (Asset  Acquisition  Statement)  under  Section

1060,  including  any  required  amendments  or  supplements  thereto  (“Form  8594”),  and  shall

jointly prepare  such  Form  8594  for  execution  promptly after  Closing.   The  parties  hereto  further

agree  that  (i)  the  agreed  upon  allocation  of  the  Purchase  Price  shall  be  used  in  filing  all  required forms  under Section  1060 of the  Code  and  all  tax  returns;  and  (ii)  they will  not  take  any position inconsistent  with  such  allocation  upon  any  examination  of  any  such  tax  return,  in  any  refund claim or in any tax litigation.

2.3

Closing.

(a)

Time and Place. Subject to the terms and conditions of this Agreement, the sale  and  purchase  of  the  Assets  contemplated  hereby  (the  “Closing”)  shall  take  place  at  the offices  of  iGambit  Inc.,  1050  W.  Jericho  Tpke.,  Suite  A,  Smithtown,  New  York,  11787,  within three  (3)  days  of  the  satisfaction  (or  waiver,  as  applicable),  of  the  conditions  to  Closing  set  forth in  Section 8  hereof,  or  at  such  other  time,  date  or  place  as  the  parties  hereto  may mutually agree upon  in  writing  hereof,  or  remotely by exchanging  executed  counterparts  of  this  Agreement,  and

the   other   agreements,   instruments,   certificates   and   other   documents   to   be   entered   into,   or

delivered,  in  connection herewith  or therewith  (collectively,  the “Transaction  Documents”), and

delivery  of  the  Purchase  Price.   The  time  and  date  of  the  Closing  are  herein  referred  to  as  the

“Closing  Date,”  and  the  term  “Closing  Date”  shall  include  the  date  on  which  the  transactions contemplated hereunder are consummated.

(b)

Deliveries by Purchaser  to  the  Seller.    At  the  Closing,  Purchaser  (or  its

designee) shall deliver or cause to be delivered each of the following:

(i)

60,000,000  of  iGambit  Inc.’s  Common  Voting  Shares  in  the  name of the Seller or Seller’s designee;

(ii)

A  Certificate  of  the  Secretary  of  Purchaser  showing  the  signatures of  those  officers  of  Purchaser,  respectively,  authorized  to  sign  this  Agreement,  the  Employment

Agreement,  and  all  other  Transaction  Documents  on  behalf  of  Purchaser  certifying  that  said signatures are the signatures of said authorized officers;

(iv)

Good standing certificates of each, Purchaser and iGambit dated no earlier  than  ten  (10)  calendar  days  prior  to  the  Closing  Date,  certifying  that  each,  Purchaser  and

iGambit, are in good standing in the State of Delaware;

(v)

Resolutions  of  the  shareholders  (if  necessary)  and  the  directors  of

iGambit   and   Purchaser,   respectively,   certified   by   the   Secretary  of   iGambit   and   Purchaser,

respectively,  as  having  been  duly and  validly adopted  and  as  being in  full  force  and effect  on  the date  hereof,  authorizing  the  execution  and  delivery  by  Purchaser  of  this  Agreement  and  other

Transaction   Documents,   and   authorizing   the   performance   by  Purchaser   of   the   transactions

contemplated hereby and thereby;

(vi)

A  duly executed  certificate  of  Purchaser  and  iGambit,  described  in

Section 8.1 hereof;

(vii)      Duly  executed  assumptions  from  Purchaser,  assuming  all  of  the

Assumed Liabilities; and

(viii)    All  other  documents  necessary  or  appropriate,  in  the  reasonable opinion  of  Seller,  to  effectuate  the  purchase  and  sale  of  the  Assets  at  the  Closing  in  accordance with the provisions of this Agreement.

(c)

Deliveries by the  Seller.   At  Closing,  the  Seller shall  deliver or cause to be

delivered to the Purchaser (or its designee) each of the following:

(i)

An  Assignment  and  Bill  of  Sale,  in  such  form  as  mutually  agreed by the  parties,  executed  by the  Seller,  selling,  assigning,  transferring  and  delivering  to  Purchaser all of the Assets, free and clear of any and all Liens (other than Permitted Liens);

(ii)

A  Certificate  of  the  Secretary  of   Seller   showing  the  signatures  of

those  officers  of  Seller, authorized  to  sign  this  Agreement  on  behalf of Seller   and  certifying that

said signatures are the signatures of said authorized officers;

(iii)      A  copy  of  the  Articles  of  Incorporation  and  By-Laws  of  Seller,

together  with  all  amendments  and  supplements  thereto,  certified  by  the  Secretary  of  Seller  as being true and complete in all material respects;

(iv)

Good  standing  certificates  of  Seller  dated  no  earlier  than  ten  (10)

calendar  days  prior  to  the  Closing  Date,  certifying  respectively (i)  that  Seller  is  in  good  standing in  the  State  of  Delaware  and  is  qualified  to  do  business  in  the  State  of  Florida;  (ii)  that  Seller  is qualified to do business in all of the other states in which Seller then does business;

(v)

Resolutions  of  the  shareholders  and  the  directors  of  Seller certified by the  Secretary of  Seller  as  having  been  duly and  validly adopted  and  as  being in  full  force  and effect  on  the  date  hereof,  authorizing the  execution  and  delivery by Seller of this  Agreement  and other  Transaction  Documents,  and  authorizing  the  performance  by  Seller  of  the  transactions contemplated hereby and thereby;

(vi)

A   duly   executed   certificate   of   Seller   described   in   Section   8.1

hereof;

(vii)      Duly  executed  non-compete  agreements  from  Seller,  in  a  form satisfactory  to Purchaser, providing for a five (5) year non-compete term (collectively, the “Non-

Competition Agreements”);

(viii)    Duly  executed  intellectual  property  assignments  from  each  of  the employees,  prior  employees,  consultants  and  prior  consultants  of  Seller  specified  on  Schedule

2.3(c)(ix)  attached  hereto  in  a  form  satisfactory  to  Purchaser  (collectively,  the  “Intellectual

Property Assignments”)

(ix)

Duly  executed  assignments  from  Seller  assigning  all  of  Seller’s rights  in,  to  and  under  the  Assigned  Contracts  to  the  Purchaser  on  such  terms  and  conditions  as the Purchaser shall in the exercise of reasonable discretion determine (collectively, the “Contract

Assignments”);

(x)

Duly  executed  written  consents  from  each  of  the  parties  to  each  of the  Assigned  Contracts,  to  the  extent  such  consent  is  required  pursuant  to  the  terms  thereof,

consenting to the assignment of the Contracts to the Purchaser, in such form as Purchaser shall in the exercise of reasonable discretion determine (collectively, the “Consents”).

(xii)    A   duly   executed   assignment   of   Seller’s   rights   to   the   Seller’s

trademarks,  a  duly  executed  assignment  of  Seller’s  rights  to  the  Seller’s  patents,  and  a  duly executed  assignment  of  Seller’s  rights  to  all  of  the  third  party  software  identified  on  Schedule

3..17(f), in each case, in form and substance reasonably satisfactory to the Purchaser;

(xiii)    All  other  documents  necessary  or  appropriate,  in  the  reasonable opinion  of  Purchaser,  to  effectuate  the  purchase  and  sale  of  the  Assets  at  the  Closing,  free  and

clear   of   all   Liens   (other   than   Permitted   Liens),   in   accordance   with   the   provisions   of   this

Agreement; and

2.4

Further Assurances.     In   addition   to   the   actions,   documents   and   instruments

specifically  required  to  be  taken  or  delivered  hereby,  prior  to  and  after  the  Closing  and  without further  consideration,  each  party shall  execute,  acknowledge  and  deliver  such  other  assignments,

transfers, consents  and  other  documents  and  instruments  and  take  such  other actions as any party or  its/his  counsel  may  reasonably  request  to  complete  and  perfect  the  transactions  contemplated by this Agreement.

3.  REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The  Seller  represents  and  warrants  to  Purchaser that  the  following representations and warranties  are true and correct in all material  respects on the date hereof and will  be true and correct in all material respects on and as of the Closing Date:

3.1

Organization and Good Standing.   Seller  is  a  corporation  duly  organized,  validly

existing  and  in  good  standing  under  the  laws  of  the  State  of  Delaware  and  in  all  other  states  in which  Seller  does  business,  is  qualified  to  do  business  in  the  State  of  Florida  and  all  other  states in which Seller does business and where the nature of its business or the nature and location of its assets  requires  such  qualification, except  in those jurisdictions  where the failure to qualify would not  have  a  Material Adverse Effect;  and has full  corporate power to execute, deliver and perform its obligations under this Agreement.

3.2

Authority and Consents.   The  Seller  has  full  power  to  enter  into  and  to  carry  out

the  terms  of  this  Agreement.   The  Seller  and  its  directors  have  taken  all  action,  corporate  and otherwise, necessary to authorize  the  execution, delivery and performance of this Agreement, the completion of the transactions contemplated hereby and the execution and delivery of any and all

instruments   necessary   or   appropriate   to   effectuate   fully   the   terms   and   conditions   of   this

Agreement.   Except as set forth on Schedule 3.2, no consent or approval of any third party, court,

governmental  agency,  other  public  authority  or  third  party  with  any  actual  or  alleged  interest  in the  Seller’s  business  or  the  Assets  is  required  as  a  condition  to  (a) the  authorization,  execution,

delivery and  performance  of this  Agreement  or  any other instruments  necessary to  effectuate this

Agreement;  or  (b) the  consummation  by the  Seller  of the  transactions  contemplated  herein.   This

Agreement  has  been  properly  executed  and  delivered  by  the  Seller  and  constitutes  the  valid  and legally  binding  obligation  of  the  Seller  and  is  enforceable  against  the  Seller  in  accordance  with

its   terms,   except   to   the   extent   enforceability   may   be   limited   by   bankruptcy,   insolvency,

reorganization, moratorium  or other  similar  laws  affecting the  enforcement  of  creditors’ rights in general  and  subject  to  general  principles  of  equity  and  the  discretion  of  courts  in  granting equitable remedies.

3.3

Rights  of  First  Refusal;  Right  of  First  Negotiation,  Etc.   There  are  no  applicable

rights  of  first  refusal,  rights  of  first  negotiation,  rights  of  first  offer  or  similar  rights  of  any  kind that  would  require  Seller  to  provide  any  third  party  with  notice,  an  opportunity  to  discuss,

negotiate  or  to  engage  in  any of  the  transactions  contemplated  hereby prior  to  consummating the transactions contemplated hereby.

3.4

No Conflict.     Neither   the   execution   and   delivery  of   this   Agreement   nor   the

carrying  out  of  the  transactions  contemplated  hereby  will  result  in  (a) any  violation,  termination or  modification  of,  or  conflict  with,  the  articles  of  incorporation  or  By-Laws  of  Seller  or  any  of the  contracts  or  other  instruments  to  which  either  Seller  is  a  party,  or  of  any judgment,  decree  or order applicable to Seller; or (b) the creation of any Lien on all or any portion of the Assets.

3.5

Broker’s and Finder’s Fees.    No  broker,  finder,  agent,  representative  or  similar

intermediary  has   acted   as   a   broker   for  or  on  behalf  of  the  Seller  in  connection  with  this

Agreement  or  the  transactions  contemplated  hereby,  and  no  broker,  finder,  agent  or  similar intermediary  is  entitled  to  a  brokerage  commission,  finder’s  fee,  advisory  fee  or  other  like

payment   (each,   a   “Broker’s   Fee”)   in   connection   herewith,   based   on   any   agreement   or

understanding  with  Seller  or  any  action  taken  by  Seller.   Any  such  Broker’s  Fee  based  on  any

agreement  or  understanding  with  Seller  or  any  action  taken  by  Seller  which  may  be  due  in connection  with  the  purchase  and  sale  contemplated  by  this  Agreement  will  be  borne  by  the

Seller who entered into the agreement to pay.

3.6

Litigation and Compliance.  Except as set forth on Schedule 3.6, there is no Claim

pending  or,  to  the  Seller’s  Knowledge,  threatened  against  the  Assets  of  Seller.    Seller  is  not

subject  to any order of any court, regulatory commission, board or administrative body entered in any  proceeding  to  which  Seller  is  a  party  or  of  which  any  of  the  foregoing  has  Knowledge.

Within  the  last  3  years, the Seller have complied with, in all  material respects, and is currently in

compliance   with,   in   all   material   respects,   all   laws,   rules,   regulations,   orders,   ordinances,

judgments  and  decrees  of  any  governmental  authority  applicable  to  the  Assets  or  the  Seller’s

CyberCare Health Network Business.

3.7

Title  and Condition of Assets.   The  Seller  has  good  and  marketable  title  to  all  of

the  Assets,  free  and  clear  of  all  Liens  (other  than  Permitted  Liens).    The  Assets  are  in  good

operating  condition  and  repair,  and  constitute  all  of  the  assets  necessary  to  the  conduct  of  the

Seller and its CyberCare Health Network Business.

3.8

Accounts  Receivable.    All  Accounts  Receivable  of  the  Seller  reflected  in  the balance sheet  for the most recently ended period included in the Financial Statements (as defined in  Section 3.10), and  all  Accounts Receivable that have arisen since  the  date of the latest balance sheet  of  Seller  included  in  the  Financial  Statements  (except  Accounts  Receivable  that  have  been collected  since  such  date)  are,  to  the  Seller’s  Knowledge,  valid  and  enforceable  claims,  and constitute bona  fide  Accounts  Receivable  resulting from  the  provision  of services in the ordinary

course  of  the  Seller’s  CyberCare  Health  Network  Business.    To  the  Seller’s  Knowledge,  the

Accounts Receivable are subject to no valid defense, offsets, returns, allowances or credits of any kind, except as reserved against on the most recent  balance sheet or those which are not material,

individually  or  in   the  aggregate,  to  Seller  and   arise  in   the  ordinary  course  of  the  Seller’s

CyberCare  Health  Network  Business;  and,  to  Seller’s  Knowledge,  are  fully  collectible  within

sixty (60) days  from  their  due  date.   Except  for  the  Accounts  Receivable,  advances  to  employees in  the  ordinary course  of business  and  prepayment  of expenses  incurred  in  the  ordinary course of business, the Seller has not made any loan or advance to any Person.

3.9

Financial and Full Information.   The  Seller  has  delivered  to  Purchaser  unaudited

financial  statements  for  Seller  covering  the  periods  from  January  1,  201  until  December    31,

2016  (the  “Financial  Statements”),  copies  of  which  are  attached  hereto  as  Exhibit  3.10.    To

Seller’s  Knowledge,  the  Financial  Statements  have  been  prepared  in  accordance  with  generally accepted  accounting principles  (“GAAP”),  are  true, correct  and complete in  all  material  respects,

and  accurately,  in  all  material  respects,  reflect  the  financial  position  of  the  Seller  for  the  periods set forth therein.

3.10     Absence of Undisclosed Liabilities.   As  of  the  date  hereof  and  as  of  the  Closing

Date,  other  than  (a)  Assumed  Liabilities,  and  (b)  Liabilities  incurred  in  connection  with  the

consummation   of   the   transactions   contemplated   by   this   Agreement   and   other   Transaction

Documents,  the  Seller  do  not  have  and  shall  not  have  any  indebtedness  or  other  Liability of  any kind  whatsoever,  absolute,  or  contingent,  that  is  not  either  (i)  specifically  reflected  on  the

Financial  Statements,  (ii)  specifically  set  forth  in  a  schedule  to  this  Agreement  or  (iii)  otherwise

specifically  disclosed  in  writing  to  Purchaser  in  this  Agreement.    In  addition,  other  than  (a)

Assumed  Liabilities,  and  (b)  Liabilities  incurred  in  connection  with  the  consummation  of  the transactions  contemplated  by this  Agreement  and  other Transaction  Documents, all  indebtedness and/or other Liabilities whatsoever (including trade payables) of Seller are accurately reflected on

Schedule  2.2(a)(2),  and  Seller  has  no  indebtedness  and/or  other  Liabilities  (including  trade payables) whatsoever other than as set forth on Schedule 2.2(a)(2), attached hereto.

3.11     Capitalization.   Schedule 3.11  attached hereto  accurately sets forth the authorized,

issued  and  outstanding  shares  of  capital  stock  of  Seller  and  the  class,  series  and  number  of  such

shares  owned  by  each  of  Seller’s  shareholders.    All  of  the  issued  and  outstanding  shares  of

capital stock of Seller has been duly authorized, are validly issued, fully paid and non-assessable,

are  not  subject  to,  nor  were  issued  in  violation  of,  any preemptive  rights,  and  is  owned  of  record

and  beneficially  by  the  parties  set  forth  on  Schedule 3.12.    Except  as  may  be  set  forth  on  the

Schedule 3.12,  there  are  no  outstanding  or  authorized  options,  warrants,  rights,  contracts,  calls,

puts,  rights  to  subscribe,  conversion  rights  or  other  agreements  or  commitments  to  which  Seller is  a  party or  which  are  binding  upon  Seller  providing  for  the  issuance,  disposition  or  acquisition of  any  of  Seller’s  capital  stock  or  other  equity  or  any  rights  or  interests  exercisable  therefor.

There  are  no  voting  trusts,  proxies  or any other  agreements  or  understandings  with  respect  to  the

voting  of  the  securities  of  Seller.   Except  as  set  forth  on  Schedule  3.12,  Seller  is  not  subject  to any  obligation  (contingent  or  otherwise)  to  repurchase  or  otherwise  acquire  or  retire  its  capital

stock.   The  Seller’s  Shareholders  are  the  beneficial  and  record  owners  of  all  of  the  outstanding shares of capital stock of the Seller, free and clear of all Liens.

3.12     Licenses  and  Permits.    Schedule  3.12  of  the  Disclosure  Schedules  sets  forth  a complete list of all of the certificates, licenses, consents, permits or other approvals required of or obtained  by  the  Seller  in  connection  with  the  operation  of  the  CyberCare  Health  Network

Business,   including   all   certificates   of   use   and   occupancy   (collectively,   the   “Licenses   and

Permits”).   The  Seller  has  provided  the  Purchaser  with  true  and  complete  copies  of  all  of  the

Licenses  and  Permits.   All  of  the  Licenses  and  Permits  are  in  full  force  and  effect  and  the  Seller

is  not  in  violation  in  any  material  respect  with  respect  to  any  of  them.    No  proceedings  are

pending  or  threatened  by  any  applicable  authority  to  revoke  or  limit  the  scope  of  any  of  the

Licenses  and  Permits.   Other  than  those  listed  on  Schedule  3.1,  there  are  no  Licenses  or  Permits necessary  for  the  conduct  of  the  CyberCare  Health  Network  Business  as  it  is  currently  being

conducted.   None  of the  Licenses  and  Permits  would  be  rendered  ineffective  or be  required  to  be reissued as a result of the consummation of the transactions contemplated hereby.

3.13     Business Records.    All  business  records  of  the  Seller  have  been  provided  to

Purchaser  for  review,  are  complete  and  correct  in  all  material  respects,  and  fairly  reflect  the operations of the CyberCare Health Network Business.

3.14     Insurance.   Set  forth  on  Schedule  3.14  is  a  true  and  complete  list  and  description of  all  insurance  in  force  on  the  date  hereof  with  respect  to  the  Assets  and/or  the  CyberCare

Health  Network  Business  of  Seller  together  with  a  summary  description  of  the  hazards  insured

against.    To  Seller’s  Knowledge,  such  policies  are  in  full  force  and  effect  with  insurers  and

copies  thereof  have  been  provided  to  Purchaser.   There  are  no  outstanding  unpaid  claims  under

any such policy, and the Seller has no Knowledge of any notice of cancellation or non-renewal of

any  such  policy.    To  Seller’s  Knowledge,  there  are  and  have  been  no  inaccuracies  in  any application  for  such  policies,  nor  any  failure  to  pay  premiums  thereon  when  due.  The  Seller  has not  received  any  written  notice  from  any  of  its  insurance  carriers  that  any  of  Seller’s  insurance premiums  will  be  materially  increased  in  the  future  or  that  any  insurance  coverage  will  not  be

available  to  the  Seller  in  the  future  on  substantially  the  same  terms  as  now  in  effect.   No  such

insurance  policies  call  for  any  retrospective  premium  adjustments.   All  such  insurance  policies

are freely assignable by the Seller to Purchaser without the consent of any party.

3.15     Operation of the CyberCare  Health  Network  Business.   The  Assets  are  sufficient

to  operate  the  CyberCare  Health  Network  Business  in  accordance  with  past  practice  in  all material respects.  All of the Assets of Seller are in good condition and repair (subject to ordinary

wear   and   tear),   and   have   been   maintained   in   accordance   with   appropriate   manufacturer’s

standards in all material respects.

3.16     Absence  of  Certain  Changes.   Since  August   1,  2016,  the  business  of  Seller  have

been  conducted  in  the  ordinary  course,  and  there  has  not  been  any  material  adverse  change,  or occurrence  or  state of circumstances  which, individually or  in  the  aggregate, could  reasonably be expected  to  result  in  a  material  adverse  change,  in  the  business,  prospects,  assets,  condition

(financial  or otherwise) or results  of  operations  of  Seller  taken  as  a  whole and   there  has  been  no

change  in  the  Seller’s  authorized  or  issued  securities,  grant  of  any  securities,  option  or  right  to purchase securities of Seller or issuance of any security/securities convertible into capital stock or other securities of Seller.

3.17     Intellectual Property.

(a)

Schedule   3.17(a)   contains   a   true  and   complete  list   of   the  Intellectual

Property, and includes details of all due dates for further filings, maintenance and other payments or  other  actions  falling  due  in  respect  of  the  Intellectual  Property  within  twelve  (12)  months following  the  Closing  Date,  and  the  current  status  of  the  corresponding  registrations,  filings,

applications  and  payments.   All  of  the  registrations  and  applications  arising  from  or  relating  to the  Intellectual  Property  are  and  remain  valid  and  subsisting,  in  good  standing,  with  all  fees,

payments  and  filings  due  as  of  the  Closing  Date  duly  made,  and  the  due  dates  specified  on

Schedule 3.17(a) are accurate and complete in all material respects.  All of these registrations and

applications are enforceable.   The Seller has delivered correct and complete copies  of all of these registrations  and  applications,  and  has  made  available  for  review  correct  and  complete  copies  of

all  other  written  documentation  evidencing  ownership  of  each  of  the  foregoing.   The  Seller  has

made  all other registrations relating to the  CyberCare Health Network Business that  it is required to have made and is in good standing with respect  to such registrations with all fees due as of the

Closing duly made.

(b)

The  Intellectual  Property  consists  solely  of  items  and  rights  that  are:   (1)

owned  by the  Seller;  (2)  in  the  public domain;  or (3)  rightfully used  by either the  Seller pursuant

to   a   valid   license,   sublicense,   consent   or   other   similar   written   agreement   (the   “Licensed

Intellectual  Property”).    The  parties  and  date  of  each  such  agreement  regarding  the  Licensed

Intellectual Property are set  forth on Schedule 3.17(b).  To the Seller’s Knowledge, the Seller has

all  rights  in  the  Intellectual  Property  reasonably  necessary  and  reasonably  sufficient  to  carry out the  Seller’s  current  activities  and  proposed  activities  relating  to  the  CyberCare  Health  Network

Business  (and  had  all  rights  necessary to  carry out  its  former  activities  at  the  time  such  activities were  being  conducted),  including  and  to  the  extent  required  to  carry out  such  activities,  rights  to make,  use,  reproduce,  modify,  adapt,  create  derivative  works  based  on,  translate,  distribute

(directly  and  indirectly),  transmit,  display  and  perform  publicly,  license,  rent  and  lease  and,  as

applicable,  assign  and  sell,  the  Intellectual  Property.    The  Seller  has  delivered  correct  and

complete  copies  of all  material  license  agreements  to the Purchaser, and, as applicable, has made available  for  review  correct  and  complete  copies  of  all  other  written  documentation  evidencing that the Seller has rights in each of the foregoing.

(c)

To  Seller’s  Knowledge,  Seller  has  not  infringed  upon  or  misappropriated any Intellectual Property Rights or personal right of any person anywhere in the world.  Except as

outlined   in   Schedule   3.17(c),   no   Claims   or   written   notice   (1)   challenging   the   validity,

effectiveness  or  ownership  by  the  Seller  of  any  of  the  Intellectual  Property,  or  (2)  to  the  effect that  the  use,  distribution,  licensing,  sublicensing,  sale  or  any  other  exercise  of  rights  in  any product,  service,  work,  technology  or  process  as  now  used  or  offered  or  proposed  for  use,

licensing, sublicensing, sale or other manner of commercial exploitation by the Seller infringes or will  infringe  on  any  Intellectual  Property  Rights  or  personal  right  of  any  Person  have  been

asserted  or,  to  Seller’s  Knowledge,  are  threatened  by  any  Person.   To  Seller’s  Knowledge,  there

is   and   has   been   no   unauthorized   use,   infringement   or  misappropriation   of   any  Intellectual

Property by any third party, employee or former employee.

(d)

All  personnel  (including  employees,  agents,  consultants  and  contractors),

who  have  contributed  to  or  participated  in  the  conception  and/or  development  of  the  Intellectual

Property on  behalf of the  Seller have  executed nondisclosure  agreements  in  the  form  set  forth  on

Schedule  3.17(d)  and  either  (1)  have  been  a  party to  a  “work-for-hire”  and/or  other  arrangement or  agreements  with  the  Seller  in  accordance  with  applicable  international,  national,  state  and local  Law  that  has  accorded  the  Seller  full,  effective,  exclusive  and  original  ownership  of  all tangible  and  intangible  property  and  Intellectual  Property  Rights  thereby  arising  or  relating thereto,  or  (2)  have  executed  appropriate  instruments  of  assignment  in  favor  of  the  Seller  as assignee  that  have  conveyed  to  the  Seller  effective  and  exclusive  ownership  of  all  tangible  and

intangible  property  and  intellectual  property  rights  thereby  arising  and  related  thereto.   Prior  to

the  date  hereof,  the  Seller  has  provided  copies  of  all  such  written  agreements  or  provided  a summary of the terms of any such oral agreements to Purchaser.

(e)   The Seller is  not, nor as  a result of the execution or delivery of this Agreement, or performance  of  the  Seller’s  obligations  hereunder,  will  the  Seller  be,  in  violation  of  any license,

sublicense,  agreement  or  instrument  relating  to  the  Intellectual  Property  to  which  the  Seller  is  a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of the

Seller’s  obligations  hereunder,  cause  the  diminution,  termination  or  forfeiture  of  any Intellectual

Property or any rights therein or thereto.

(f)

Schedule  3.17(a)  contains  a  true  and  complete  list  of  all  of  the  Seller’s

computer   software   programs,   products   and   services   included   in   the   Intellectual   Property,

including  all  program  code,  databases  and  documentation,  without  regard  to  form  of  media  or

storage  (collectively,  the  “Software  Programs”).   Except  with  respect  to  third  party  software  or

technology  licensed  by  the  Seller  (to  which  the  Seller  holds  appropriate  and  valid  licenses providing the Seller with the rights necessary to conduct the CyberCare Health Network Business as presently conducted or as anticipated to be conducted), the Seller owns full and unencumbered right and good, valid and marketable title to such Software Programs free and clear of all Liens.

(g)

The   source   code   and   system   documentation   relating   to   the   Software

Programs  (1)  have  at  all  times  been  maintained  in  strict  confidence;  (2)  have  been  disclosed  by the  Seller  only to  employees  who  have  a  “need  to  know”  the  contents  thereof in  connection  with

the   performance   of   their   duties   to   the   Seller   and   who   have   executed   the   nondisclosure

agreements  referred  to  in  Section  3.17(d);  and  (3)  have  not  been  disclosed  to  any  third  party,

except those third parties set  forth on Schedule 3.17(d) who have executed restrictive license and

nondisclosure  agreements  and/or  source  code  escrow  agreements  with  the  Seller.    Schedule

3.17(g)  identifies  all  agreements  pursuant  to  which  source  code  to  the  Software  Programs  has been escrowed with any third party.  The Seller has provided true and complete copies of all such escrow  agreements  and  such  other  license  and  nondisclosure  agreements  as  are  identified  above,

and  as  applicable,  has  made  available  for  review  correct  and  complete  copies  of all  other  written documentation  evidencing agreements  to  release  of any source  code  of the  Software  Programs  to any third party.

(h)

Except  as  set  forth  on  Schedule  3.17(h),  the  Software  Programs  do  not

contain  any  open  source  program  code,  modules,  utilities  or  libraries  that  are  covered  by  open source  licenses  that  require  as  a  condition of use,  modification or redistribution of such Software

Program   and/or   other   software   programs   combined   or   distributed   with   any  such   Software

Program that it be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making  derivative  works,  or  (3)  redistributable  at  no  charge  subject  to  the  open  source  license applicable  to  such  open  source  program  code,  modules,  utilities  or  libraries  (collectively,  “Open

Source  Code”).   All  Software  Programs  will  be  scanned  for  Open  Source  Code  prior  to  Closing.

If  Purchaser  determines  that  any  Software  Program  includes  any  Open  Source  Code,  this  will need  to be  remedied  to Purchaser’s  satisfaction at Seller’s sole cost and expense prior to and as a condition to Closing.

(i)

The  Seller   has   taken   all   reasonable   steps,  in  accordance  with   normal

industry practice,  to  preserve  and  maintain  complete notes  and  records  relating to the Intellectual

Property and to cause the same to be readily understood, identified and available.

(j)

The  Intellectual  Property is  free  and  clear  of  any and  all  Liens  and nothing shall  interfere  with  the  quiet  enjoyment  of  the  Purchaser  with  respect  to  the  Intellectual  Property following consummation of the transactions contemplated hereby.

(k)

The    Seller    does    not    owe    any   royalties,    license    fees,    guaranteed

maintenance  fees  or  other  payments  to  third  parties  in  respect  of  the  Intellectual  Property.   All

royalties,  license  fees,  guaranteed  maintenance  fees  or  other  payments  that  have  accrued,  or  will

accrue,  prior  to  the  Closing  have  been  paid  or  will  be  paid  prior  to  Closing.   The  Seller  will  not

owe  any  such  payments  or  any  additional  payments  as  a  result  of  the  consummation  of  the transactions contemplated hereby.

(l)

The  Seller  has  used  its  commercially  reasonable  efforts  to  regularly  scan the  Software  Programs  and  the  other  items  of  Intellectual  Property  with  “best-in-class”  virus

detection  software.   The  Software  Programs  and  other Intellectual  Property contain  no  “viruses”,

Trojan  horses,  trap  doors,  Easter  eggs,  time  bombs,  cancel  bots  or  other  computer  programming routines  that  are intended to damage, detrimentally interfere with or surreptitiously intercept with

or  expropriate  any  system,  data  or  personal  information.   For  the  purposes  of  this  Agreement,

“virus”  means  any  computer  code  intentionally  designed  to  disrupt,  disable  or  harm  in  any

manner  the  operation  of  any  software  or  hardware.   None  of  the  foregoing  contains  any  worm,

bomb,  backdoor,  clock,  timer,  or  other  disabling  device  code,  or  any other  design  or  routine  that causes  any system, software,  data or information  to  be  erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any party.

(m)

The  Seller  has  taken  and  will  continue  to  take  all  reasonable  measures  to protect  the  secrecy,  confidentiality,  and  value  of  all  trade  secrets  and Intellectual  Property Rights

included  in  the  Intellectual  Property  transferred  pursuant  to  this  Agreement.   Neither  the  Seller

nor  any  other  party  has  taken  any  action  or  failed  to  take  any  action  that  directly  or  indirectly caused  any  Intellectual  Property  to  enter  the  public  domain  or  in  any  way  adversely  affect  its

value  to  the  Purchaser,  or  its  absolute  ownership  thereof.   The  Seller  acknowledges  and  agrees

that  from  and  after  the  Closing,  the  Purchaser  will  have  a  legitimate  and  continuing  proprietary interest  in  the  protection  of  trade  secrets  and  non-public  confidential  information,  knowledge,

data and  similar information  relating to  the  Intellectual  Property and the confidential  information included therein (the “Confidential Information”).  The Seller agrees that prior to and following the  Closing  it  shall  secure  and  maintain  the  confidentiality  of  the  Confidential  Information  in  a manner consistent  with the importance and value of such information and the maintenance of the

Purchaser’s rights therein, but in no event  using less than reasonable efforts.   The Seller shall not

use,   sell,   transfer,   publish,   disclose   or   otherwise   make   available   any   of   the   Confidential

Information  to  any  third  party.   If  the  Seller  is  compelled  by  a  duly  authorized  subpoena,  court order  or  government  authority  to  disclose  any  of  the  Confidential  Information,  the  Seller  shall immediately  notify  the  Purchaser  of  same  prior  to  disclosure,  and  fully  cooperate  with  the appropriate party in seeking a protective order or other appropriate remedy prior to disclosure.

3.18     Assumed  Contracts.   Schedule  3.18(a)  sets  forth  a  list  of  all  Contracts  to  which the Seller is a party or any of the Assets is bound as of the date hereof, and which is necessary for the operation of the CyberCare Health Network Business.

(a)

Schedule  3.18(a)  denotes  with  an  asterisk  all  of  the  Contracts  (if  any)  that will be Excluded Contracts.

(b)

None of the Assumed Contracts was awarded to the Seller as a result of (in whole  or  in  part)  the  Seller’s  status  as  a  minority-owned  or  disadvantaged  business  or  similar status.

(c)

All  of  the  Assumed  Contracts  may  be  assigned  to  the  Purchaser  without obtaining  the  consent  of  any  party  thereto,  other  than  to  the  extent  specifically  set  forth  on

Schedule 3.18(e).

(d)

Purchaser   does   not   assume   and   shall   in   no   event   be   liable   for   any

Liabilities  of  Seller  to  any Person,  whether  fixed  or  non-fixed,  known  or  unknown,  liquidated  or unliquidated,  secured  or  unsecured,  contingent  or  otherwise,  except  for  any  Liabilities  expressly

set  forth  in  an  Assumed  Contract.   Purchaser  shall  perform  and  pay  all  Liabilities  as  set  forth  in the Assumed Contracts, but only to the extent that such Liabilities arise after the Closing Date (or in  the  case  of  payments  due,  only to  the  extent  such  payments  are  not  due  until  after  the  Closing

Date) (the “Assumed Liabilities”).

3.19     Solvency.     No   insolvency  proceeding  of  any  character   including  bankruptcy,

receivership,    reorganization,    composition    or    arrangement    with    creditors,    voluntary    or

involuntary, affecting,  the  Seller  (other  than  as  a  creditor) or any of the Assets are pending or are being  contemplated  by  the  Seller,  or,  to  Seller’s  Knowledge,  are  being  threatened  against  the

Seller  by  any  other  Person,  and  the  Seller  has  not  made  any  assignment  for  the  benefit  of creditors  or  taken  any  action  in  contemplation  of  which  that  would,  to  Seller’s  Knowledge,

constitute  the  basis  for  the  institution  of  such  insolvency  proceedings.   Immediately after  giving

effect  to the  consummation  of the  transactions  contemplated hereby, (a) the Seller will be able to pay the  Excluded  Liabilities  as  they become  due;  (b)  the  value  of the  remaining assets  (if any) of the  Seller  (calculated  at  fair  market  value)  will  exceed  the  Excluded  Liabilities;  and  (c)  taking

into   account   all   pending   and   threatened   litigation   of   which   Seller   has   Knowledge,   final

judgments  against  the  Seller  in  actions  for  money  damages  are  not  reasonably  anticipated  to  be rendered  at  a  time  when,  or  in  amounts  such  that,  the  Seller  will  be  unable  to  satisfy  any  such judgments  promptly  in  accordance  with  their  terms  (taking  into  account  the  maximum  probable amount  of  such  judgments  in  any  such  actions  and  the  earliest  reasonable  time  at  which  such judgments might be rendered) as well as all other obligations of the Seller.

3.20     Sufficiency  of  Acquired  Assets.   To  the  best  of  Seller’s  Knowledge,  the  Assets

constitute   all   of   the   assets,   tangible   and   intangible,   of   any   nature   whatsoever,   reasonably

necessary  to  operate  the  CyberCare  Health  Network  Business  in  accordance  with  Seller’s  past practices, and include all of the operating assets of Seller (other than Excluded Assets).

3.21     Affiliate   Transactions.  No   officer,   manager,   member,   director,   employee   or

affiliate  of  the  Seller  or  any  entity  in  which  any  such  entity  or  individual  is  an  officer,  director,

manager  or  the  owner  of  five  percent  (5%)  or  more  of  the  beneficial  ownership  interests,  is  a party to  any contract  (written  or oral) with  the  Seller, or has  any interests  in  any property used  in the  CyberCare  Health  Network  Business  or  has  any  claim  or  right  against  the  Seller,  other  than,

with  respect  to  officers,  directors  and  managers,  agreements  relating  to  their  employment  by the

Seller  (including  without  limitation  employment,  confidentiality,  and  inventions  agreement),  and with  respect  to  members,  relating  to  their  respective  membership  interests  in  the  Seller.  Each affiliate  transaction,  if  any,  was  effected  on  terms  equivalent  to  those  which  would  have  been established  in  an  arm’s-length  negotiation.  None  of  the  Seller  or  any  of  its  affiliates  has  any direct  or  indirect  interest  in  any  competitor  of  the  Seller,  except  for  passive  ownership  of  less than  five  percent (5%) of the outstanding capital stock of any competing business that is  publicly traded on any recognized exchange or in the over-the-counter market.

3.22     Securities Act Acknowledgements, Representations, Warranties and Covenants.

(a)

Acknowledgments.  Seller,  and  its  Shareholders,  agree  and  acknowledge that:  (1) no federal or state agency has made any finding or determination as to the fairness of the distribution  of  the  Shares  for  investment,  or  any  recommendation  or  endorsement  of  the  Shares;

(2) the Shares have not  been registered under the Securities Act of 1933, as amended (the “Act”),

or the  securities  acts  of any state and,  as  a  result,  the  Shareholder must  bear the economic risk of the  investment  indefinitely  because  the  Shares  may  not  be  sold  unless  subsequently  registered under  the  Act  and  the  securities  laws  of  any  appropriate  states  or  an  exemption  from  such registration  is  available,  and  that  such  registration  under  the  Act  and  the  securities  laws  of  any such  states  is  unlikely at  any  time  in  the  future;  (3)  iGambit  does  not  have  any present  intention and  is  under  no  obligation  to  register  the  Shares,  whether  upon  initial  issuance  or  upon  any transfer  thereof  under the  Act  and  applicable state  securities  laws, and  Rule 144  and/or  Rule 145 may  not  be  available  as  a  basis  for  exemption  from  registration;  and  (4)  unless  and  until registered  under  the  Act,  all  certificates  evidencing  the  Shares,  whether  upon  initial  issuance  or upon  any  transfer  thereof,  will  bear  a  legend,  prominently  stamped  or  printed  thereon,  reading substantially as follows:

“THE    SECURITIES    REPRESENTED    BY    THIS    CERTIFICATE    HAVE    NOT    BEEN

REGISTERED    UNDER    THE    SECURITIES    ACT    OF    1933,    AS    AMENDED    (THE

“SECURITIES  ACT”), OR  APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES

MAY   NOT   BE   SOLD,   PLEDGED,   OR   OTHERWISE   TRANSFERRED   WITHOUT   AN

EFFECTIVE   REGISTRATION   STATEMENT   FOR   SUCH   SECURITIES   UNDER   THE

SECURITIES  ACT  AND  APPLICABLE  STATE  SECURITIES  LAWS,  OR  PURSUANT  TO

AN  EXEMPTION  FROM  THE  REGISTRATION  PROVISIONS  OF  THE  SECURITIES  ACT

AND APPLICABLE STATE SECURITIES LAWS.”

(b)

Representations,   Warranties   and   Covenants.  (1)   The   Shares   are   being

acquired  for  the  Seller’s  Shareholders  (collectively  “Shareholder”)  own  account  for  investment and  not  for  distribution  or  resale  to  others  and  the  Shareholder  will  not  sell  or  otherwise  transfer the  Shares,  whether  by  dividend  or  other  distribution  or  upon  liquidation  or  dissolution  or otherwise, unless they are registered under the Act and the securities acts of any appropriate state or  unless  an  exemption  from  such  registration  is  available  and  iGambit  is  satisfied  that  such

exemption   is   available;   (2)   the   acquisition   of   the   Shares   by  the   Shareholder   hereunder   is

consistent   with   its   general   investment   objectives   and   the   Shareholder   understands   that   the

acquisition  of  the  Shares  is  a  speculative  investment  involving  a  high  degree  of  risk,  including the  risk  of  total  loss  of  such  investment,  and  there  is  now  no  established  market  for  iGambit’s capital  stock and there is no assurance that  any public market  for such stock will  develop; (3) the

Shareholder   has   adequate   means   of   providing   for   his   current   needs   and   possible   personal

contingencies  and  he  has  no  need  for  liquidity  in  this  investment  and  can  bear  the  risk  of  losing his  entire  investment  in  the  Shares;  (4)  iGambit  has  made  available  to  the  Shareholder  at  a reasonable  time  prior  to  its  investment  the  opportunity  to  ask  questions  and  receive  answers concerning  the  Shares  and  to  obtain  any  additional  information  which  iGambit  possesses  or  can

acquire   without   unreasonable   effort   or   expense   that   is   necessary   in   connection   with   the

investment but the Shareholder agrees and acknowledges, however, that he has relied solely upon this  Agreement  and  his  own  independent  investigation  in  making  the  decision  to  invest  in  the

Shares;  (5)  the  Shareholder  understands  that  the  distribution  of  the  Shares  is  limited  solely  to

“accredited  investors,”  as  that  term  is  defined  under  Regulation  D  of  the  Securities  Act  and  the

Seller  is  an  “accredited  investor”  (as  so  defined);  (6)  the  Shareholder  is  a  sophisticated  investor and  has  such  knowledge  and  experience  in  financial  and  business  matters  that  he  is  capable  of understanding  the  merits  and  risks  inherent  in  the  proposed  acquisition  of  the  Shares;  (7)  the

Shareholder is acquiring the Shares without having been furnished any specific offering literature or  prospectus  but  has  relied  generally upon  information  filed  by iGambit  with  the  Securities  and

Exchange  Commission  and  acknowledges  that  no  representations  or  warranties  have  been  made to  the  Shareholders  or  his  representatives  by iGambit  or  the  Purchaser,  or  any officer,  employee,

agent  or  affiliate  of  iGambit  or  the  Purchaser  other  than  as  contained  in  this  Agreement  and  the

Shareholder  must  independently  seek  advice  from  its  own  tax  and  other  advisor(s)  and  is  not relying on any tax  or other advice received from  iGambit or the Purchaser in connection with the transactions  contemplated by this Agreement; and (8) the Shareholder has neither relied upon nor seen  any  form  of  advertising  or  general  solicitation  in  connection  with  the  distribution  of  the

Shares.

4.

COVENANTS OF THE SELLER.

The Seller hereby covenant and agree as follows:

4.1

Full  Cooperation;  Access  to  Information.  The  Seller  shall  cooperate  in  good  faith

with   Purchaser   in   causing   the   transactions   that   are   the   subject   of   this   Agreement   to   be

consummated.   Seller  shall  permit  Purchaser  and  its  counsel,  accountants,  employees  and  other representatives,  prior  to  Closing,  to  make  such  investigations  of  Seller’s  business,  operations,

assets,  employees,  contracts,  books,  records  and  financial  information,  all  as  Purchaser  deems necessary  or  advisable  in  the  conduct  of  its  due  diligence  investigation  into  Seller’s  business,

operations  and  assets.   Seller shall  give  to Purchaser and its counsel, accountants, employees and other  representatives  access,  to  the  fullest  extent  possible  without  unreasonably  interfering  with

Seller’s   business   operations,   to   all   of   Seller’s   personnel,   properties,   books,   contracts,

commitments  and  records,  and  will  promptly  furnish  to  Purchaser  copies  of  all  such  documents and  records  and  information  with  respect  to  Seller’s  affairs  as  Purchaser  may  from  time  to  time

in  the  exercise  of  its  sole  and  absolute  discretion  request.    Purchaser  shall  not  be  under  any

obligation  to  continue  with  its  due  diligence  investigation  if,  at  any  time,  the  results  of  its  due diligence investigation are not fully satisfactory to it for any reason in its sole discretion.

4.2

No Inconsistent Action.  Seller  will  not  take  any  action  which  is  inconsistent  with or impairs the consummation of the transactions contemplated by this Agreement or which would make inaccurate the representations or warranties made by the Seller herein.

4.3

Non-Solicitation.   In consideration of the expense and effort that will be expended by  Purchaser  in  its  due  diligence  investigation,  the  Seller,  nor  their  affiliates  will,  directly,

indirectly   or   otherwise,   solicit   or   entertain   offers   from,   negotiate   with   or   in   any   manner

encourage,  discuss,  entertain,  accept  or  consider  any  proposal  of  any  other  person  or  entity relating to a disposition (directly or indirectly) of all or any portion of the Assets of the Seller, the stock  of  the  Seller,  or  a  merger  involving  Seller,  or  the  issuance  of  any shares  of  or  other  equity securities  of  the  Seller,  at  any  time  during  the  term  of  this  Agreement,  or,  to  raise  funds  in  the form  of  debt  or  equity  for  use  in  the  Seller’s  operations,  other  than  as  contemplated  pursuant  to

Section  10  hereof,  until  the  earlier  to  occur of the  Closing Date,  or,  if  applicable, the termination of this Agreement.

4.4

[Reserved].

4.5

Prohibited Actions Pending Closing.

Unless  otherwise  provided  for  herein  or  approved  by  Purchaser  in  writing,  from the  date  hereof  until  the  Closing Date,  the  Seller  shall  cause  the  Seller  not  to  do  or enter into  the following:

(a)

amend  or  otherwise  change  its  Articles  of  Incorporation,  By-Laws  or other organizational documents;

(b)

issue or sell, authorize for issuance or sale, grant any options or make any other  agreements  with  third  parties  with  respect  to  the  Seller’s  stock,  other  than  to  the  extent specifically contemplated by Section 3.17(e) hereof;

(c)

authorize  or  incur  any  additional  debt  for  money  borrowed,  or  incur  any additional  debt,  liability  or  obligation  related  to  the  Transferred  Assets,  other  than  in  favor  of

Purchaser;

(d)

mortgage,  pledge  or  subject  to  Lien  or  other  encumbrance  any  of  the

Transferred Assets;

(e)

sell  or  otherwise  dispose  of,  or  agree  to  sell  or  dispose  of  any  of  the

Trasnferred Assets;

(f)

amend or terminate any lease, contract, undertaking or other commitment listed  in any of the disclosure schedules annexed hereto to which it  is a party, or to take  action or fail to take any action, constituting any event of default thereunder;

(g)

assume, guarantee or otherwise become responsible for the obligations of any other party or agree to do so that affects the Transferred Assets;

(h)

make any change in accounting methods or principles;

(i)

compromise   or   settle   any   material   Claim   related   to   the   Transferred

Assets, other than with the consent of the Purchaser;

(j)

acquire  into  any of  the  Seller’s  capital  stock  or  other  ownership  interests of any other entity or acquire all or substantially all of the assets of another entity;

(k)

take  any  action  prior  to  the  Closing  Date  which  would  breach  any of  the representations and warranties contained in this Agreement;

(l)

take  any  action  or  omit  to  take  any  action  if  taking  or  omitting  to  take such action could have a Material Adverse Effect, as defined in Section 8.5 hereof, or

(m)

agree to take any of the actions described in this Section 4.5.

4.6

Conduct of Business Pending Closing.

From  the  date  hereof  until  the  Closing  Date,  the  Seller  covenants  and  agrees  to cause the Seller to:

(a)

maintain its existence in good standing;

(b)

maintain proper business and accounting records;

(c)

maintain   all   insurance   on   the   Assets   in   effect   on   the   date   of   this

Agreement; and

(d)

continue to diligently operate its business in the ordinary course.

4.8

Further Assurances. Upon the reasonable request  of any party at  any time after the

Closing,  the  other  parties  shall  promptly  execute  and  deliver  such  documents  and  instruments and  take  such  additional  action  as  the  requesting  party  may  reasonably  request  to  effectuate  the purposes of this Agreement.

4.10     Litigation  Support.  In  the  event  and  for  so  long  as  any party actively is  contesting or  defending  against  any  action,  suit,  proceeding,  hearing,  investigation,  charge,  complaint,

claim,  or  demand  in  connection  with  any fact,  situation,  circumstance,  status, condition,  activity,

practice,  plan,  occurrence,  event,  incident,  action,  failure  to  act,  or  transaction  prior  to  the

Closing  Date  involving  the  Seller,  the  Assets,  the  Excluding  Liabilities, the  Assumed Liabilities,

Purchaser  or  Seller  (other  than  adversary  proceedings  between  Purchaser,  on  the  one  hand,  and

Seller,  on  the  other  hand),  each  of  the  parties,  as  applicable,  shall  (a)  reasonably  cooperate  with the  contesting  or  defending  party  and  its  counsel,  (b)  as  applicable,  make  reasonably  available their  employees  to  provide  testimony,  to  be  deposed,  to  act  as  witnesses  and  to  assist  counsel,

and  (c)  provide  reasonable  access  to  its  books  and  records  as  shall  be  necessary  in  connection with  the  defense  or  contest;  provided  that  the  contesting  or  defending  party shall  pay the  out-of-

pocket   expenses   reasonably  incurred   by  the   party  so   cooperating  (unless   the  contesting  or

defending party is entitled to indemnification from such party under Section 6).

4.11     Taxes.

(a)

In  order  to  apportion  appropriately any Tax  relating  to  a  period  that  begins  before the  Closing Date and ends after the  Closing Date, Taxes that are based upon or related to income or  any sales  or  use  Tax  shall  be  allocable  based  upon  a  closing  of  the  books  accounting  method,

and  any other  Taxes  shall  be  allocable  in  proportion  to  the  number  of  days  in  the  period  prior  to and including the Closing Date, and the number of days in the period following the Closing Date.

(b)

To  the  extent  that,  following the  Closing,  Seller  is  required  to  pay Taxes  included in  the  Assumed  Liabilities,  Seller  shall  provide  Purchaser  with  documentation  and  information reflecting such Tax, and Purchaser shall timely pay to Seller the amount of such Tax due.  To the extent  that,  following  the  Closing,  Purchaser  is  required  to  pay  Taxes  included  in  the  Excluded

Liabilities,   Purchaser   shall   provide   Seller   with   documentation   and   information   properly

reflecting such Tax, and Seller shall timely pay to Purchaser the amount of such Tax due.

(c)

The parties shall  (i) each provide the other with such assistance as may reasonably be  requested  by  any  of  them  in  connection  with  the  preparation  of  any  return,  audit,  or  other

examination   by   any   Taxing   authority   or   judicial   or   administrative   proceedings   relating   to

Liability  for  Taxes,  (ii)  each  retain  and  provide  the  other  with  any  records  or  other  information that  may  be  relevant  to  such  return,  audit  or  examination,  proceeding  or  determination,  and  (iii)

each provide the other with any final determination of any such audit or examination, proceeding,

or determination that  affects any amount required to be shown on any Tax Return of the other for

any  period.    Without  limiting  the  generality  of  the  foregoing,  Purchaser  and  Seller  shall  each retain,  until  the  applicable  statutes  of  limitations  (including any extensions) have  expired,  copies of  all  Tax  Returns,  supporting  work  schedules,  and  other  records  or  information  that  may  be relevant to such returns for all Tax periods or portions thereof ending on or before the Closing

5.

REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser represents and warrants to the Seller, that the following representations and warranties are true and correct in all material respects on the date hereof and will be true and correct in all material respects on and as of the Closing Date:

5.1

Organization and Good Standing.     Purchaser   is   a   corporation   duly   organized,

validly existing  and  in  good  standing  under  the  laws  of the  State of Delaware  and has  full  power to carry on its business as it is now being conducted and to own or hold under lease the properties it now owns or holds under lease

5.2

Authority.   Purchaser  has  full  power  and  authority  to  enter  into  this  Agreement.

Purchaser and its members, officers and directors have taken all  action necessary to authorize the execution,  delivery  and  performance  of  this  Agreement,  the  completion  of  the  transactions contemplated  hereby  and  the  execution  and  delivery  of  any  and  all  instruments  necessary  or

appropriate  to  effectuate  fully  the  terms  and  conditions  of  this  Agreement.   This  Agreement  has

been   properly   executed   and   delivered   by   Purchaser   and   (assuming   the   due   authorization,

execution  and  delivery  thereof  by  the  Seller)  constitutes  the  valid  and  legally  binding  obligation of Purchaser, and is enforceable against Purchaser in accordance with its terms.

5.3

No Conflict.     Neither   the   execution   and   delivery  of   this   Agreement   nor   the

carrying  out  of  the  transactions  contemplated  hereby  will  result  in  any  violation,  termination  or modification  of,  or  conflict  with,  the  articles  of  organization,  certificate  of  incorporation  or  by-

laws of Purchaser or any of the contracts  or other instruments to which Purchaser is a party, or of any judgment, decree or order applicable to Purchaser.

5.4

Broker’s and Finder’s Fees.    No  broker,  finder,  agent,  representative  or  similar

intermediary  has  acted  as  a  broker  for  or  on  behalf  of  the  Purchaser  in  connection  with  this

Agreement  or  the  transactions  contemplated  hereby,  and  no  broker,  finder,  agent  or  similar intermediary  is  entitled  to  a  Broker’s  Fee  in  connection  herewith,  based  on  any  agreement  or understanding with Purchaser or any action taken by Purchaser.  Any such Broker’s Fee based on any  agreement  or  understanding  with  Purchaser  or  any  action  taken  by  Purchaser  which  may  be due  in  connection  with  the  purchase  and  sale  contemplated  by  this  Agreement  will  be  borne  by the Purchaser who has entered into the agreement to pay.

5.5

Valid   Issuance   of   Shares.     The   Shares,   when   issued,   sold   and   delivered   in

accordance  with  the  terms  and  for  the  consideration  set  forth  in  this  Agreement,  will  be  validly issued,  fully  paid  and  free  of  restrictions  on  transfer  other  than  applicable  state  and  federal

securities  laws  and  Liens  created  by or  imposed  by the  Seller and/or  Shareholder.   Assuming the

accuracy of the representations of the Seller in Section 3.26 of this Agreement, the Shares will be

issued  in  compliance  with  all  applicable  federal  and  state  securities  laws.   The  Shares  have  been

duly  reserved  for  issuance,  and  upon  issuance,  will  be  validly  issued,  fully  paid  and  free  of restrictions  on  transfer  other  than  restrictions  on  transfer  under  applicable  federal  and  state

securities  laws  and  Liens  created  by  or  imposed  by  the  Shareholder.    Based  in  part  upon  the

representations  of  the  Seller  in  Section  3.26  of  this  Agreement,  the  Shares  will  be  issued  in

compliance  with  all  applicable  federal  and  state  securities  laws.   No  Person  has  any  preemptive

rights or rights of first refusal by reason of or in connection with the issuance of any Shares.

5.6

Litigation.    There  are  no  Claims  pending  or,  to  the  knowledge  of  Purchaser,

threatened  against  Purchaser  which  seek  to  enjoin  or  rescind  the  transactions  contemplated  by this  Agreement  or  otherwise  prevent  Purchaser  from  complying with  the  terms  and  provisions  of this Agreement.

5.7

Limitation  on  Warranties.    Purchaser  has  any  knowledge  that  (a)  any  of  the

representations  and  warranties  of  Seller  in  this  Agreement  and  the  Schedules  are  not  true  and correct  in  all  material  respects  or (b) there  are  any material  errors  in,  or  material omissions from,

the Schedules.

6.

INDEMNIFICATION AND SURVIVAL.

6.1

Indemnification by the  Seller.   Subject  to  the  other  provisions  of  this  Section  6,

the  Seller  hereby  covenants  and  agrees  to  jointly  and  severally  indemnify  and  hold  harmless  the

Purchaser  and  its  respective  successors  and  assigns,  at  all  times  from  and  after  the  date  of

Closing,  against  and  in  respect  of  any  and  all  demands,  Claims,  causes  of  action,  administrative

orders  and  notices,  losses,  costs,  fines,  liabilities,  penalties,  interest,    damages  and  expenses

(including,  without  limitation,  reasonable attorney fees  and  expenses) (“Losses”), resulting from,

in connection with or arising out of:

(i)

any   damage   or   loss   resulting   from   any   misrepresentation,   breach   of

warranty  or  breach  or  non-fulfillment  of  any  agreement  or  covenant  on  the  part  of  the

Seller  under  (A)  this  Agreement,  including  Seller  covenants  and  representations  the

Excluded  Liabilities,  operation  of  Seller  prior  to  Closing,  (B)  the  Assignments,  (C)  the

Non-Competition  Agreement  or  (D)  any  Employment  Agreement  to  which  Seller  is  a party,  or  from  any  inaccuracy  or  misrepresentation  in  or  omission  from  any certificate  or other  instrument  or  document  furnished  or  to  be  furnished  by or on behalf of the Seller at

Closing;

(ii)

all  Claims,  assessments,  judgments,  costs,  reasonable  attorneys’  fees  and expenses  of  any nature  incident  to  any of the  matters  indemnified  against  pursuant  to  this

Section  6.1,  including,  without  limitation,  all  such  costs  and  expenses  incurred  in  the defense thereof or in the enforcement of any rights of the Purchaser hereunder.

6.2

Indemnification  by  Purchaser.    The  Purchaser  hereby  covenants  and  agrees  to

indemnify  and  hold  harmless  the  Seller  and  their  respective  successors  and  assigns,  at  all  times from  and  after  the  date  of  Closing  against  and  in  respect  of  any and  all  Losses  resulting  from,  in connection with or arising out of:

(i)

any  misrepresentation,  breach  of  warranty  or  breach  or  non-fulfillment  of any  agreement  or  covenant  on  the  part  of  the  Purchaser  under  (A)  this  Agreement

(including Purchaser’s covenants and representations) or (B) any Employment Agreement to  which  Purchaser  is  a  party, or  from  any inaccuracy or misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by or on behalf of Purchaser at Closing;

(ii)

any Assumed Liability;

(iii)      all  Claims,  assessments,  judgments,  costs,  reasonable  attorneys’  fees  and expenses  of  any nature  incident  to  any of the  matters  indemnified  against  pursuant  to  this

Section  6.2,  including,  without  limitation,  all  such  costs  and  expenses  incurred  in  the defense thereof or in the enforcement of any rights of the Seller hereunder; and/or

(iv)

the  operation  or  ownership  of  the  CyberCare  Health  Network  Business after  the  Closing,  except  to  the  extent  a  Purchaser  is  indemnified  pursuant  to  Section  6.1 hereof.

6.3

Notice and Defense.

(a)

If  at  any  time  a  party  entitled  to  indemnification  hereunder  (the  “Indemnitee”)

shall   receive   notice   from   any   third   party   of   any   asserted   Loss   claimed   to   give   rise   to

indemnification  hereunder,  the  Indemnitee  shall  promptly  give  notice  thereof  (“Claims  Notice”)

to  the  party  obligated  to  provide  indemnification  (the  “Indemnitor”)  of  such  Loss.   The  Claims

Notice  shall  set  forth  a  brief  description  of  the  Loss,  in  reasonable  detail,  and,  if  known  or reasonably estimable, the amount of the Loss that has been or may be suffered by the Indemnitee.

The  failure  of  the  Indemnitee  to  give  a  Claims  Notice  promptly  shall  not  waive  or  otherwise affect  the  Indemnitor’s  obligations  with  respect  thereto,  except  to  the  extent  that  the  Indemnitor is  prejudiced as  a  result  of such  failure  (or  to  the  extent  the  associated  claim  is  barred  by another

provision hereof regarding any survival period).   All indemnity claims by the Indemnitee shall be

bona  fide.    Any  claim  for  indemnification  with  respect  to  any  of  such  matters  which  is  not

asserted   by  a  notice  given  as   herein   provided  specifically  identifying  the  particular  breach underlying  such  claim  and  the  reasonable  detail  of  facts  and  Losses  relating  thereto  within  the specified periods of survival  may not be pursued until and unless properly made, and if regarding a  representation  or  warranty,  within  the  applicable  survival  period  as  set  forth  in  Section  6.7.

Thereafter,  the  Indemnitor  shall  have,  at  its  election,  the  right  to  compromise  or defend  any such matter  at  the  Indemnitor’s  sole  cost  and  expense  through  counsel  chosen  by  the  Indemnitor  and approved  by  the  Indemnitee  (which  approval  shall  not  unreasonably  be  withheld);  provided,

however,   that   (i)   Indemnitor   provides   evidence   reasonably   satisfactory   to   Indemnitee   that

Indemnitor  has  the  financial  wherewithal  to  satisfy  and  discharge  the  Loss  in  full,  and  (ii)  any such compromise or defense shall be conducted in a manner which is reasonable and not contrary to  the  Indemnitee’s  interests,  and  the  Indemnitee  shall  in  all  events  have  a  right  to  veto  any such compromise  or defense  which  is  unreasonable  or  which  would  jeopardize  in any material  respect any  assets  or  business  of  the  Indemnitee  or  any  of  its  affiliates  or  increase  the  potential  liability of,  or  create  a  new  liability  for,  the  Indemnitee  or  any  of  its  affiliates  and,  provided  further  that the  Indemnitor  shall  in  all  events  indemnify the  Indemnitee  and  its  affiliates  against  any damage resulting  from  the  manner  in  which  such  matter  is  compromised  or  defended,  including  any

failure  to  pay any such  claim  while  such  litigation  is  pending.   Notwithstanding  the  foregoing,  if

the  Indemnitor  receives  a  firm  offer  to  settle  a  third  party  Claim,  and  the  Indemnitor  desires  to

accept  such  offer,  the  Indemnitor  will  give  written  notice  to  the  Indemnitee  to  that  effect.   In  the

event  that  the  Indemnitor  does  so  undertake  to  compromise  and  defend  a  claim,  the  Indemnitor

shall  notify  the  Indemnitee  of  its  intention  to  do  so.    Each  party  agrees  in  all  cases  to  use

commercially  reasonable  efforts  to  cooperate  with  the  defending  party  and  its  counsel  in  the compromise of or defending of any such liabilities or claims.  In addition, the nondefending party shall at  all times be entitled to monitor such defense through the appointment, at its own cost and expense, of advisory counsel of its own choosing.

(b)

In   the   event   any   Indemnitee   should   have   an   indemnity   claim   against   any

Indemnitor  hereunder  which  does  not  involve  a  third  party  Claim,  the  Indemnitee  shall  transmit

to  the  Indemnitor  a  Claims  Notice.   The  Indemnitor  shall  have  fifteen   (15)  business   days  after

receipt  of  any  such  Claims  Notice  in  which  to  object  in  writing  to  the  claim  or  claims  made  by

Indemnitee  in  such  Claims  Notice,  which  written  objection  (the  “Objection  Notice”)  shall  state,

in  reasonable  detail,  the  basis  for  Indemnitor’s  objection.    In  the  event  that  Indemnitor  does

deliver  an  Objection  Notice  with  respect  to  any  claim  or  claims  made  in  any Claims  Notice,  the

Indemnitor  and  the  Indemnitee  shall,  within  the  fifteen  (15)  day  period  beginning  as  of  the  date of  the  receipt  by  Indemnitee  of  the  Objection  Notice,  attempt  in  good  faith  to  agree  upon  the

proper  resolutions  of  each  of  such  claims.   If the  parties  should  so  agree,  a  written  memorandum setting forth such agreement shall be prepared and signed by both parties.  If no agreement can be reached  after  good  faith  negotiations  within  such  15-day  negotiating  period  (or  such  extended period  as  the  Indemnitor  and  the  Indemnitee  shall  mutually  agree  upon  in  writing),  the  parties may pursue their remedies at law (subject to the terms and conditions of this Agreement).

6.4

Indemnification Limits and Restrictions.

(a)

De  Minimis.  No  indemnification  shall  be  payable by Seller  with respect to any indemnity claim  under  clause  (i) of Section  6.1  with respect to any individual  Loss (or series of  related  Losses  arising  out  of  the  same  or  substantially similar  circumstances)  which  is  (or,  for such  a  series,  are  in  the  aggregate)  less  than  Twenty  Thousand  Dollars  ($25,000.00)  (the  “De

Minimis  Amount”);  provided,  however,  that,  in  each  case  subject  to  the  other  terms  of  this

Section   6,   if   such   Loss   (or   Losses)   exceeds   the   De   Minimis   Amount,   then   all   of   such

indemnification  shall  be  payable  for  the  entire  amount  of  such  Loss  (or  Losses),  including  the portion that is less than the De Minimis Amount.

(b)

[Reserved].

(c)

Notwithstanding  anything  in  this  Agreement  to  the  contrary,  Losses  shall not  include  (i)  consequential,  special  or  punitive  damages  or  (ii)  fees  and  expenses  of  more  than one  counsel  with  respect  to  any  indemnified  claim  or  claims  arising  out  of  the  same  general allegations  or  circumstances  unless  counsel  to  the  Indemnitee  has  provided  a  written  opinion  to the  Indemnitor  stating  that  legal  conflict  of  interest  requires  that  the  Indemnitor  have  separate counsel.

(d)

The limitations set forth in this Section 6.4 shall not apply to any claims of intentional misrepresentation or fraud.

6.5

Seller  Indemnification.   With  respect  to  any  indemnity  claim  under  Section  6.1,

Purchaser  hereby  agrees  that  it  shall  seek  recourse  and  remedy  for  such  indemnifiable  Losses

(subject to Sections 6.4 below) in the following order of priority:

(a)

first,  Purchaser  shall  enforce  its  set-off  rights  pursuant  to  Section  2.2(c),

including  against  any  earn-out  payments  which  are  due  or  may  become  due  under  clause  (4)  of

Section 2.2(a), to the extent of such indemnifiable Losses;

(b)

to   the   extent   that   such   indemnifiable   Losses   shall   not   be   fully   paid

pursuant to the foregoing clause, Purchaser shall seek recourse and remedy against Seller.

6.6

Subrogation.  After any indemnification payment is made to Purchaser pursuant to this  Section  6,  Seller  shall,  to  the  extent  of  such  payment  and  to  the  extent  permitted  by applicable  law  and  applicable  contracts,  be  subrogated  to  all  rights  (if  any)  of  the  Purchaser

against  any  third  party  in  connection  with  the  Losses  to  which  such  payment  relates.   Without

limiting  the  generality  of  the  preceding  sentence,  Purchaser  shall  execute,  upon  the  written request  of  the  Indemnitor,  any  instrument  reasonably  necessary  to  evidence  such  subrogation rights.

6.7

Survival.   All  representations  and  warranties  of Seller,  Shareholder and Purchaser under  this  Agreement  will  survive  the  Closing  until,  and  will  expire  at  5:00  p.m.,  Eastern  time,

onthe  first  (1st)  anniversary of  cafter  the  Closing  (the  “Survival  Date”).   All  covenants  requiring

performance  prior  to  Closing  shall  expire  on  the  Closing  Date  and  all  covenants  requiring performance  by  any  party  after  the  Closing  shall  survive  the  Closing  in  accordance  with  their terms  and  claims  for  breach  therefor  may  be  made  at  any  time  until  the  expiration  of  the  statute

of  limitations  applicable  to  such  claims.   If  a  Claim  Notice  is  delivered  before  the  expiration  of the  applicable survival  period,  the  matters  that  are  the  subject of such Claim Notice shall  survive

until  such  indemnity  claim  is  finally  resolved.    Any  Claim  Notice  resulting  from  any  alleged

breach  or  inaccuracy  of  any  representation  or  warranty  herein  must  be  asserted  in  writing  which contains  specific  facts,  allegations  and  amounts  sought  by an  Indemnitee  to  the  Indemnitor  prior to the Survival Date.

7.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER.

The obligations  of the Seller under this Agreement  are subject only to the delivery by  Purchaser  of  the  Purchase  Payment  Amount  as  described  in  Section  2.2(a)(1)  hereof  and  the delivery  of  (or,  at  the  option  of  Seller,  the  waiver  of  delivery  of)  the  documents  described  in

Section 2.3(b) hereof and the satisfaction of each of the following conditions:

7.1

Accuracy of Representations and Warranties.     Each   of   the   representations   and

warranties   of   the   Purchaser   contained   herein   and   in   any   other   agreements   or   instruments

provided  for  herein  shall  have  been  true  and  correct  in  all  material  respects  on  the  date  hereof.

Purchaser shall deliver to Seller a certificate to such effect at the Closing as to the representations and warranties of the Purchaser.

7.2

No Action or Proceeding.    No  claim,  action,  suit,  investigation  or  other  court proceeding  shall  be  pending  or  threatened  before  any  court  or  governmental  agency  which presents  a  risk  of  the  restraint  or  prohibition  of  the  transactions  contemplated  by this  Agreement or the obtaining of material damages or other relief in connection therewith.

7.3

Consents  and  Actions;  Contracts.   All  requisite  regulatory  and/or  other  consents

and  approvals  of  third  parties,  including  but  not  limited  to  those  set  forth  on  Schedule  3.2  or

Schedule 3.22(e), shall have been obtained and completed.

7.4

Other Evidence.     The   Purchaser   shall   have   furnished   to   Seller   such   further

certificates  and  documents  evidencing  their  due  action  in  accordance  with  this  Agreement  as

Seller shall reasonably request.

8.

CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

The  obligations  of  Purchaser  to  proceed  to  Closing  under  this  Agreement  are subject  to  the  fulfillment  (or,  at  the  option  of  Purchaser,  the  waiver)  at  or  prior  to  the  Closing

Date of each of the following conditions:

8.1

Delivery  of  Audited  Financials.  The  Seller  shall  have  delivered  to  Purchaser audited Financial Information as defined in Section 3.10 herein.

8.2

Accuracy of Representations and Warranties.     Each   of   the   representations   and

warranties of the Seller contained herein and in any other agreements or instruments provided for

herein  shall  have  been  true  and  correct  in  all  material  respects  on  the  date  hereof.   Seller  shall

deliver  to  Purchaser  a  certificate  to  such  effect  at  the  Closing  as  to  the  representations  and warranties of the Seller.

8.3

No Action or Proceeding.    No  claim,  action,  suit,  investigation  or  other  court proceeding  shall  be  pending  or  threatened  before  any  court  or  governmental  agency  which presents  a  risk  of  the  restraint  or  prohibition  of  the  transactions  contemplated  by this  Agreement or the obtaining of material damages or other relief in connection therewith.

8.3

Consents  and  Actions;  Contracts.   All  requisite  regulatory  and/or  other  consents

and  approvals  of  third  parties,  including  but  not  limited  to  those  set  forth  on  Schedule  3.2  or

Schedule  3.22(e),  shall  have  been  obtained  and  completed.    The  Seller  shall  have  provided

Purchaser  with  evidence  satisfactory to  Purchaser in  its  reasonable discretion  that  (i)  there are no applicable rights  of  first  refusal,  rights  of first  negotiation,  rights  of first  offer or similar rights of any  kind  that  would  require  Seller  to  provide  any  third  party  with  notice,  an  opportunity  to discuss,  consent,  negotiate  or  to  engage  in  any  of  the  transactions  contemplated  hereby  prior  to consummation  by  Seller;  or  (ii)  that  any  and  all  such  rights  have  been  waived  by  the  party possessing such rights.

8.4

No  Outstanding  Options  or  Warrants.  The  Seller  has  provided  Purchase  with

evidence   satisfactory   to   Purchaser,   in   its   sole   and   absolute   discretion   that   outstanding   or

authorized  options,  warrants,  rights,  contracts,  calls,  puts,  rights  to  subscribe,  conversion  rights or  other  agreements  or  commitments  to  which  Seller  is  a  party  to  or  which  are  binding  upon

Seller  providing  for  the  issuance,  disposition  or  acquisition  of  any  of  Seller’s  capital  stock  or other  equity  or  any  rights  or  interests  exercisable  therefor,  as  set  forth  on  Schedule 3.12,  have been  (a)  cancelled  or  (b)  have  been  duly  authorized,  are  validly  issued,  fully  paid  and  non-

assessable,  are  not  subject  to,  nor  were  issued  in  violation  of,  any  preemptive  rights,  and  is owned of record and beneficially by the parties set forth on Schedule 3.12

8.5

Delivery  of  Ancillary  Agreements.   The  Seller  shall  have  furnished  to  Purchaser

documents described in Section 2.3(c) hereof.

8.6

Delivery of Lease  Agreement.  The  Seller shall  have furnished to Purchaser a fully executed assignment of Lease and consent of Landlord pursuant to Section 2.3(c) hereof.

8.7

Other Evidence.     The   Seller   Shall   have   furnished   to   Purchaser   such   further

certificates  and  documents  evidencing  their  due  action  in  accordance  with  this  Agreement  as

Purchaser shall reasonably request.

9.

TERMINATION.

This Agreement may be terminated only as follows:

(a)

At any time upon the mutual written consent of the parties hereto;

(b)

At  any  time  prior  to  the  Closing  by  Purchaser  by  written  notice  to  the

Seller if Purchaser is not satisfied for any reason with its due diligence review; or

(c)

Automatically and without further act if the Closing has not occurred on or prior to  January 31, 2017,  as  such date may have been extended by the  mutual written consent of the parties hereto.

In  the  event  of  the  default  by  the  Seller  hereunder  or  the  breach  by  the  Seller  of any  representation,  warranty  or  covenant  contained  in  this  Agreement,  Purchaser  shall  have  all rights  available  to  it  at  law  and/or  in  equity,  including  but  not  limited  to  the  right  to  specific performance,  notwithstanding  the  termination  of  the  Agreement  in  accordance  with  this  Section

9.

10.

PIGGYBACK REGISTRATIONS

(a)

Right  to  Piggyback.  After  Closing,  if  the  Purchaser at  any time determines to  file a  registration  statement  with  the  Securities  and  Exchange  Commission  with  respect  to any offering  of  its  securities  for  its  own  account  or  for  the  account  of  any  stockholder  who  holds  its securities  (other  than  (i) a  registration  on  Form  S-4  or  S-8  or  any  similar  or  successor  form  to such  forms,  (ii) a  registration  of  securities  solely  relating  to  an  offering  and  sale  to  employees,

directors  or  consultants  of  the  Purchaser  pursuant  to  any employee  stock  plan  or  other  employee benefit  plan  arrangement  or  (iii) a  registration  of  non-convertible  debt  securities)  (a  “Piggyback

Registration”)  then,  as  expeditiously  as  reasonably  possible  following  such  determination,  the

Purchaser  shall  give  written  notice  (the  “Incidental  Registration  Notice”)  of  its  intention  to effect  such  a  registration  to  the  Seller,  and  such  notice  shall  offer  Seller  the  opportunity  to register  such  number  of  registrable  securities  as  each  such  Seller  may  request  in  writing.  The

Purchaser  shall  include  in  such  registration  statement  all  such  registrable  securities  which  are requested in writing by the Seller (a “Piggyback Participation Notice”) to be included therein, on the  same  terms  and  conditions  as  the  securities  otherwise  being  sold  in  such  registration,  such

Piggyback  Participation  Notice  to  be  received  within  fifteen  (15) days  after  the  date  of  the

Incidental  Registration Notice. If Seller does  not timely deliver a Piggyback Participation Notice,

then  he  shall  be  deemed  to  have  waived  his  right  to  participate  in  the  Piggyback  Registration.  If the  Seller  decides  not  to  include  all  of  his  registrable  securities  in  any  Piggyback  Registration,

then  Seller  shall  nevertheless  continue  to  have  the  right  to  include  any  registrable  securities  in any subsequent  Piggyback Registration as may be filed by the Purchaser with respect to offerings of the Purchaser’s securities, all upon the terms and conditions set forth herein.

(b)

Underwriter  Exception.  If  a  Piggyback  Registration  is  an  underwritten secondary  registration  on  behalf  of  holders  of  the  Company’s  securities,  and  the  managing underwriters  advise  the  Company  in  writing  that  in  their  opinion  the  number  of  securities requested  to  be  included  in  such  registration  exceeds  the  number  which  can  be  sold  in  such offering  without  adversely  affecting  the  marketability  of  the  offering,  the  Company  will  include in  such  registration  a  pro  rata  share  of  registrable  securities  requested  to  be  included  in  such registration  statement  as  calculated  by  dividing  the  number  of  registrable  securities  requested  to be  included  in  such  registration  statement  by  the  number  of  the  Company’s  securities  requested

to  be  included  in  such  registration  statement  by  all  selling  security  holders.   In  such  event,  the

Seller   shall   continue   to   have   registration   rights   under   this   Agreement  with   respect   to   any

registrable securities not so included in such registration statement.

(c)

Piggyback  Expenses.  The  registration  expenses  of  the  Seller  shall  be  paid by the Purchaser in all Piggyback Registrations. The obligation of the Purchaser to bear, or to pay or  reimburse  the  Seller  for,  registration  expenses  shall  apply irrespective  of  whether  any sales  of registrable securities ultimately take place.

(d)

Demand  Registration  Rights.  At  any  time  following  the  expiration  of  one

hundred  eighty days  (180)  after  the  Closing  date  (the  “Minimum  Holding Period”),   with  respect

to  any  Shares  acquired  by  the  Seller  pursuant  to  this  Agreement,   the  Seller  shall  have  the  right,

exercisable  by  written  request  to  the  Company,  to  require  the  Company to  prepare  and  file  with the  Commission  on  a  registration  statement  on  Form  S-1  or  Form  S-3  or  such  successor  form  or other  form  as  may be  designated  by the  Seller and such other documents, including a prospectus,

as may be necessary in the opinion of both counsel for the Company and counsel for the Seller, in order  to  comply  with  the  provisions  of  the  Securities  Act,  so  as  to  permit  a  public  offering  and sale of such Shares, as the case may be.

11.

MISCELLANEOUS.

11.1     Expenses.   Each  party to  this  Agreement  shall  pay all  of its  own  closing costs and other  expenses  relating  hereto,  including  fees  and  disbursements  of  its  counsel  and  accountants,

whether or not the transactions contemplated hereby are consummated.

11.2     Taxes.   The  Seller  shall  bear  any  and  all  Taxes  of  any nature  or  type  whatsoever,

including,   but   not   limited   to   taxes   that   may   become   due   and   payable   as   a   result   of   the

consummation  of  the  transactions  contemplated  hereby,  and  the  Seller  shall  indemnify and  hold

Purchaser harmless with respect thereto pursuant to Section 6.

11.3     Notices.     All   notices   and   other   communications   hereunder   or   in   connection

herewith shall be in writing and delivered as follows:

If to the Seller, to:

with a copy to:

If to Purchaser, to:

Elisa Luqman, EVP and General Counsel

iGambit Inc.

1050 W. Jericho Tpke, Suite A

Smithtown, New York 11787

with a copy to:

Dickinson- Wright

450 East Las Olas Boulevard, Suite 730

Ft. Lauderdale, FL

33301

Phone: 954-991-5420

Attention: Joel Mayersohn

Except  as otherwise specifically provided herein, all notices, requests, instructions and  demands  which  may  be  given  by  any  party  hereto  to  any  other  party  in  the  course  of  the transactions  herein  contemplated  shall  be  in  writing  and  shall  be  served  by express  mail  through

the  U.S.  Postal  Service  or  similar  expedited  overnight  commercial  carrier.    Service  of  such

notices,  demands  and  requests  shall  be  presumed  to  have  occurred  on  the  date that  is  one  (1) day after  the  date  upon  which  the  item  was  delivered  to  the  U.S.  Postal  Service  or  similar  expedited overnight commercial carrier, provided the item was properly addressed, all postage and shipping charges  were  prepaid  by  the  sender  and  the  commercial  carrier  issued  a  dated  receipt  to  the

sender  acknowledging  the  commercial  carrier’s  receipt  of  the  item.   All  such  notices,  demands

and requests  shall be addressed as set forth above.   Any party may change the address at  which it

is to receive notice by like written notice to all other parties hereunder.

11.4     Entire Agreement.    This  Agreement  (including  the  exhibits  hereto  and  the  lists,

schedules  and  documents  delivered  pursuant  hereto,  which  are  a  part  hereof)  is  intended  by  the parties  to  and  does  constitute  the  entire  agreement  of  the  parties  with  respect  to  the  transactions

contemplated  by  this  Agreement.   This  Agreement  supersedes  any  and  all  prior  understandings,

written  or  oral,  between  the  parties,  and  this  Agreement  may  be  amended,  modified,  waived,

discharged  or  terminated  only  by  an  instrument  in  writing  signed  by  the  party  against  which enforcement of the amendment, modification, waiver, discharge or termination is sought.

11.5     Severability.   If  any provision  of this  Agreement  shall  be  declared  by any court  of competent  jurisdiction  illegal,  void  or  unenforceable,  the  other  provisions  shall  not  be  effected,

but shall remain in full force and effect.

11.6     Modification and Amendment.   This  Agreement  may not  be  modified or amended

except  by  an  instrument  in  writing  duly  executed  by  the  parties  hereto,  and  no  waiver  of compliance  of  any  provision  or  condition  hereof  and  no  consent  provided  for  herein  shall  be effective  unless  evidenced  by an  instrument  in  writing  duly executed  by the  party hereto  seeking to be charged with such waiver or consent.

11.7     Time of the Essence.   Time  is  of the  essence  in  every provision of this Agreement where time is a factor.

11.8     Governing Law; Jurisdiction; Exclusive Venue.

(a)

Governing  Law.   This  Agreement  shall  be  governed  by  and  construed  in accordance with the laws of the State of Florida exclusive of the choice of law rules thereof.

(b)

Exclusive  Venue.   The  parties  hereto  agree  that  exclusive  venue  for  any litigation,  action  or  proceeding  arising  from  or  relating  to  this  Agreement  shall  lie  in  the  County

Court  in  and  for  County,  Florida,  or,  if  federal  diversity  jurisdiction  then  exists,  in  the  United

States  District  Court  for  the  District  of  Florida  and  each  of  the  parties  hereto  expressly  waives any right to contest such venue for any reason whatsoever.

(c)

Waiver   of   Trial   By   Jury.      EACH   OF   THE   PARTIES   HERETO

EXPRESSLY  WAIVES  THE  RIGHT  TO  A  TRIAL  BY  JURY  WITH  RESPECT  TO  ANY

LITIGATION,  ACTION  OR  PROCEEDING  RELATING  TO  OR  ARISING  OUT  OF  THIS

AGREEMENT.

11.9     Specific Performance.

The   parties   hereto   recognize   that   if   the   Seller   does   not   perform   under   the

provisions   of   this   Agreement  or   any  other   agreements   or   instruments   provided   for  in  this

Agreement,  then  monetary  damages  alone  would  not  be  adequate  to  compensate  the  Purchaser for  its  injury.  The  Purchaser  shall  therefore  be  entitled,  in  addition  to  any  remedies  that  may  be available  at  law  or  in  equity  including,  without  limitation,  monetary damages,  to  obtain  specific

performance  of  the  obligations  of  the  Seller.    If  any  action  is  brought  by  the  Purchaser  to

specifically  enforce  this  Agreement  or  any  other  agreements  or  instruments  provided  for  herein,

the Seller shall waive the defense that there is an adequate remedy at law.

11.10   Binding Effect.    This  Agreement  shall  be  binding  upon  and  shall  inure  to  the

benefit   of   the   parties   hereto   and   their   respective   heirs,   legatees,   beneficiaries,   personal

representatives  and  other  legal  representatives  and  assigns,  as  the  case  may be.   This  Agreement

may  not  be  assigned  by  any  party  hereto  without  the  prior  written  consent  of  each  other  party hereto;  provided,  however,  that  each  party may assign  its  rights  and  obligations  hereunder  to  any affiliate of such party.

11.11   Enumerations and Headings.    The  enumerations  and  headings  contained  in  this

Agreement  are  for  convenience  of  reference  only  and  shall  in  no  way  be  held  or  deemed  to define,  limit,  describe,  explain,  modify,  amplify  or  add  to  the  interpretation,  construction  or meaning  of  any  provision  or  the  scope  or  intent  of  this  Agreement,  or  in  any  way  effect  this

Agreement.

11.12   Counterparts.   This  Agreement  may be  signed  in  two  or  more  counterparts,  all  of

which  taken  together  shall  be  deemed  to  constitute  one  original  Agreement.    This  Agreement

may  be  executed  by  delivery  of  a  facsimile  or  .pdf  copy  of  an  executed  signature  page  with  the

same  force  and  effect  as  the  delivery  of  an  originally  executed  signature  page.   In  the  event  any

party  delivers  a  facsimile  or  .pdf  copy  of  a  signature  page  to  this  Agreement,  such  party  shall deliver  an  originally  executed  signature  page  at  any  time  thereafter  upon  request;  provided,

however,  that  the  failure  to  deliver  any  such  originally  executed  signature  page  shall  not  affect the  validity  of  the  signature  page  delivered  by facsimile  or  .pdf,  which  has  and  shall  continue  to have the same force and effect as the originally executed signature page.

11.13   Waiver of Bulk Sales Compliance.   Each  of  the  parties  hereto  waives  compliance

with  any  applicable  bulk  sales  or  similar  provisions,  provided  however,  that  the  Seller  hereby agrees  to  indemnify  and  hold  harmless  Purchaser  from  and  against  any  and  all  losses,  expenses,

claims, liabilities or attorney’s fees arising as a result of such waiver.

11.14   Disclosure.    The  parties  hereto  will  consult  with  each  other  and  reach  mutual agreement  before  issuing any press  release  or  otherwise  making any statement  or disclosure, oral or  written,  with  respect  to  this  Agreement  or  the  transactions  contemplated  hereby;  provided,

however,  that  each  party  will  be  permitted  to  make,  without  the  agreement  of  the  other,  such disclosures  to  the  public  or  to  governmental  entities  as  that  party’s  counsel  reasonably  deems

necessary to  maintain  compliance  with  applicable laws.   Except  as provided above, the existence

and/or  contents  of  this  Agreement  shall  not  be  disclosed  by  the  Seller  without  the  Purchaser’s prior written consent.

11.15   Confidentiality.     Except   as   required   by  law   or   to   carry  out   the   transactions

contemplated  by  this  Agreement  (the  “Transactions”),  neither  the  Seller,  nor  the  Purchaser,  nor

the   employees,   attorneys,   accountants   and   other   agents   and   representatives   of   any   of   the

foregoing  (collectively,  “Representatives”)  will  disclose  or  use  any Confidential  Information  (as defined  below),  whether  already  furnished  or  to  be  furnished  in  the  future  to  any party hereto  or their  Representatives  in  any manner  other  than  in  connection  with the  evaluation  and  negotiation of  the  transactions  proposed  in  this  Agreement  once  executed  and delivered;  except  to  the  extent

that  disclosure  is  required  by law.   For  purposes  of  this  Agreement,  “Confidential  Information”

means  the  existence  and  terms  of  this  Agreement  and  any  information  regarding  Purchaser,  the

Seller, their affiliates or the Transactions.   Confidential Information does not include information

that  a  party  to  this  Agreement  can  demonstrate  (i) is  generally  available  to  or  known  by  the public other than as a result of improper disclosure; (ii) is obtained by the disclosing party from a source  other than  the  other  party or its  Representatives;  or (iii) was  in  the  possession of the other party prior to the date hereof other than as a result  of improper disclosure and was obtained other than  in  connection  with  consideration  of  the  transactions  set  forth  in  this  Agreement,  provided that  such  source  was  not  bound  by  a  duty  of  confidentiality  with  respect  to  such  information.

Upon  the  written  request  of  any  party,  the  other  party  will  promptly  return  any  Confidential

Information in its possession or in the possession of its Representatives.

11.16   Survival.      All   representations   and   warranties   made   by   the   parties   in   this

Agreement  and  in  any  other  certificates  and  documents  delivered  in  connection  herewith  shall survive the Closing.

11.17   Rules  of  Usage.    In  this  Agreement,  unless  a  clear  intention  appears  otherwise:

(a) the  singular  number  includes  the  plural  number  and  vice  versa;  (b) reference  to  any  Person includes  such  Person’s  successors  and  assigns  but,  if  applicable,  only  if  such  successors  and assigns  are  not  prohibited  by  this  Agreement,  and  reference  to  a  Person  in  a  particular  capacity excludes  such  Person  in  any  other  capacity  or  individually;  (c) reference  to  any  gender  includes

each   other   gender;   (d) reference   to   any   agreement,   document   or   instrument   means   such

agreement,  document  or  instrument  as  amended  or  modified  and  in  effect  from  time  to  time  in

accordance   with   the   terms   thereof;   (e) reference   to   any  law   means   such   law   as   amended,

modified,  codified,  replaced  or  reenacted,  in  whole  or  in  part,  and  in  effect  from  time  to  time,

including  rules  and  regulations  promulgated  thereunder;  (f) ”hereunder,”  “hereof,”  “hereto,”  and words  of  similar  import  shall  be  deemed  references  to  this  Agreement  as  a  whole  and  not  to  any

particular   section   or   other   provision   hereof;   (g) ”including”   (and   with   correlative   meaning

“include”)  means  including  without  limiting  the  generality  of  any  description  preceding  such term;  (h) ”or”  is  used  in  the  inclusive  sense  of  “and/or”;  (i) with  respect  to  the  determination  of any  period  of  time,  “from”  means  “from  and  including”  and  “to”  means  “to  but  excluding”;

(j) references  to  documents,  instruments  or  agreements  shall  be  deemed  to  refer  as  well  to  all addenda, schedules  or amendments  thereto;  and (k) section references  shall  be  deemed to refer to all subsections thereof, unless otherwise expressly indicated.

[Signatures appear on the following page]

IN   WITNESS   WHEREOF,   the   parties   hereto   have   executed   this   Asset   Purchase

Agreement under seal on the date first above written.

WITNESS:

PURCHASER:

HealthDatix, Inc.

a Florida corporation

By:__________________________(SEAL)

Name: John Salerno

Title:  Chairman

SELLER:

EncounterCare Solutions, Inc

By:___________________________(SEAL)

Name: Ronald Mills

Title:  CEO & President

IGAMBIT:

iGambit Inc.

a Delaware coproration

By:__________________________(SEAL)

Name: John Salerno

Title:  Chairman